UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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FIRST CITIZENS BANCSHARES

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Post Office Box 27131

Raleigh, North Carolina 27611-7131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of shareholders of First Citizens BancShares, Inc. will be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina, at 9:00 a.m. EDT on Tuesday, April 26, 2016.

The purposes of the meeting are:

1.	Election of Directors: To elect 13 directors for one-year terms;
2.	Advisory Vote on Executive Compensation: To vote on a non-binding advisory resolution to approve compensation paid or provided to our executive officers as disclosed in our proxy statement for the Annual Meeting (a “say-on-pay” resolution);
3.	Ratification of Appointment of Independent Accountants: To vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2016;
4.	Shareholder Proposal: To vote on a proposal by one of our shareholders regarding the voting rights of a class of our stock; and
5.	Other Business: To transact any other business properly presented for action at the Annual Meeting.

Our Board of Directors unanimously recommends that you vote:

“FOR” each of the 13 nominees named in the enclosed proxy statement for election as directors;

“FOR” the advisory resolution regarding executive compensation;

“FOR” ratification of the appointment of our independent accountants; and

“AGAINST” the shareholder proposal regarding the voting rights of a class of our stock.

At the Annual Meeting, you may cast one vote for each share of our Class A Common Stock, and 16 votes for each share of our Class B Common Stock, you held of record on February 29, 2016, which is the record date for the meeting.

You are invited to attend the Annual Meeting in person. However, if you are the record holder of your shares of our common stock, we ask that you appoint the Proxies named in the enclosed proxy statement to vote your shares for you by signing, dating and returning the enclosed proxy card, or following the instructions in the proxy statement to appoint the Proxies by telephone or Internet. If your shares are held in “street name” by a broker or other nominee, the record holder of your shares must vote them for you, so you should follow your broker’s or nominee’s directions and give it instructions as to how you want it to vote your shares. Even if you plan to attend the Annual Meeting, voting by proxy will help us ensure that your shares are represented and that a quorum is present at the meeting. If you sign a proxy card or appoint the Proxies by telephone or Internet, you may later revoke your appointment or change your vote or attend the Annual Meeting and vote in person.

This notice and the enclosed proxy statement and proxy card are being mailed to our shareholders on or about March 14, 2016.

By Order of the Board of Directors

Kathy A. Klotzberger

Secretary

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY,

YOUR PROMPT COOPERATION IN VOTING BY PROXY IS APPRECIATED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2016

The notice of meeting, proxy statement and annual report to security holders are available at:

www.proxyvote.com

Post Office Box 27131

Raleigh, North Carolina 27611-7131

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is dated March 7, 2016, and is being furnished to our shareholders by our Board of Directors in connection with our solicitation of appointments of proxies in the form of the enclosed proxy card for use at the 2016 Annual Meeting of our shareholders and at any adjournments of the meeting.

In this proxy statement, except where the context indicates otherwise:

●	“you,” “your” and similar terms refer to the shareholder receiving it;
●	“we,” “us,” “our” and similar terms refer to First Citizens BancShares, Inc. and, as the context may require, collectively to us and First-Citizens Bank & Trust Company, our bank subsidiary;
●	“FCB” refers to First-Citizens Bank & Trust Company;
●	“Bancorporation” refers to First Citizens Bancorporation, Inc., Columbia, South Carolina, which, along with its bank subsidiary, First Citizens Bank and Trust Company, Inc. (“FCB-SC”), we acquired in a merger transaction during 2014; and
●	“the Merger” refers to the transaction in which we acquired Bancorporation and FCB-SC.

The following are some questions that you, as a shareholder, may have regarding the Annual Meeting, and brief answers to those questions. We urge you to carefully read the remainder of this proxy statement because the information in these questions and answers does not provide all of the information that will be important to you with respect to the Annual Meeting and proposals to be voted on at the meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting is scheduled to be held on Tuesday, April 26, 2016, at 9:00 a.m. EDT, at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, record holders of our common stock will:

●	elect 13 directors for one-year terms (see “PROPOSAL 1: ELECTION OF DIRECTORS” on page 5);
●	vote on a non-binding advisory resolution to approve compensation paid or provided to our executive officers as disclosed in this proxy statement (a “say-on-pay” resolution) (see “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION” on page 50);
●	vote on a proposal to ratify the appointment of Dixon Hughes Goodman LLP as our independent accountants for 2016 (see “PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS” on page 51);
●	vote on a proposal submitted by a shareholder regarding the voting rights of a class of our stock (see “PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING VOTING RIGHTS” on page 53); and
●	transact any other business properly presented for action at the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote “FOR” each of the 13 nominees named in this proxy statement for election as directors, “FOR” the say-on-pay resolution, “FOR” ratification of the appointment of our independent accountants, and “AGAINST” the shareholder proposal regarding the voting rights of a class of our stock.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Our Board of Directors has set the close of business on February 29, 2016, as the “Record Date” to determine which shareholders are entitled to receive notice of and to vote at the Annual Meeting and how many shares they are entitled to vote. Our voting securities are the 11,005,220 shares of Class A Common Stock (“Class A Common”) and 1,005,185 shares of Class B Common Stock (“Class B Common”) that were outstanding on the Record Date. You must have been a record holder of our stock on that date in order to vote in person or by proxy at the meeting.

Q:	How many votes may I cast at the Annual Meeting?

A:	You may cast one vote for each share of Class A Common, and 16 votes for each share of Class B Common, that you held of record on the Record Date on each director to be elected and on each other matter voted on by shareholders at the Annual Meeting. Votes may not be cumulated in the election of directors.

Q:	How can I vote at the Annual Meeting?

A:	Record Holders. If your shares of our common stock are held of record in your name, you can vote at the Annual Meeting in any of the following ways.

●	You can attend the Annual Meeting and vote in person.
●	You can mark your voting instructions on the proxy card enclosed with this proxy statement, and sign, date and return it, to appoint four of our directors (Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr. and Lucius S. Jones), or any substitutes appointed by them, individually and as a group, to act as your “Proxies” to vote your shares for you at the meeting, or you can appoint another person to vote your shares for you. If you are the record holder of shares of both Class A Common and Class B Common, you may have received two proxy cards with this proxy statement. In that case you should mark, sign and return both proxy cards.
●	You can appoint the Proxies named above to vote your shares for you by calling 1-800-690-6903, or by logging on to the Internet voting website www.proxyvote.com. Have your enclosed proxy card in hand when you call or access the website. When you are prompted for your “control number,” enter the 16-digit number that is printed in the box on your proxy card, and then follow the instructions to instruct the Proxies how to vote. If you have received two proxy cards, each card contains a different control number and you will need to appoint the Proxies to vote your shares of each class separately. You may appoint the Proxies by telephone or Internet up until 11:59 p.m. EDT on April 25, 2016, which is the day before the Annual Meeting date.

If you appoint the Proxies by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote your shares on the same terms and with the same authority as if you marked, signed and returned a proxy card. Whether you return a proxy card or appoint the Proxies by telephone or Internet, the authority you will be giving the Proxies is described below and in the proxy card enclosed with this proxy statement.

Shares Held in “Street Name.” Only the record holders of shares of our common stock or their appointed proxies may vote those shares. As a result, if your shares are held for you in “street name” by a broker or other nominee (such as a bank or custodian), then:

●	your broker or nominee (i.e., the record holder) must vote them for you, or appoint the Proxies to vote them for you, unless you make arrangements for your broker or nominee to assign its voting rights to you or for you to be recognized as the person entitled to vote your shares; and
●	you will need to follow the directions your broker or nominee provides you and give it instructions as to how it should vote your shares by completing and returning to it the voting instruction sheet you received from your broker or nominee with this proxy statement, or by giving voting instructions electronically as directed by your broker or nominee.

Brokers and other such nominees typically have the discretionary authority to vote shares they hold for their customers on routine matters, such as proposals to ratify the appointment of independent accountants, when no instructions are received from beneficial owners of the shares. However, applicable rules generally prohibit brokers from voting their customers’ shares on matters designated by the rules as “non-routine” unless the beneficial owners of the shares provide voting instructions. As a result, if your shares are held by a broker, it may not vote your shares at the Annual Meeting in the election of our directors or on Proposal 2 or 4 unless you provide voting instructions. To ensure that your shares held by a broker are represented at the Annual Meeting and voted in the manner you desire, it is important that you instruct your broker as to how it should vote your shares.

Q:	Who will be soliciting proxies, and who is paying solicitation expenses?

A:	In addition to solicitation by mail, our and FCB’s directors, officers and employees may solicit proxy cards, personally or by telephone, electronic mail or other methods of communication, but they will not receive any additional compensation from us for doing so.

We will pay all costs of our solicitation of appointments of proxies for the Annual Meeting, including costs of preparing and mailing this proxy statement and expenses associated with the telephone and Internet voting facilities. We are requesting banks, brokers, custodians and other nominees and fiduciaries to forward copies of our proxy solicitation materials to their principals and request their voting instructions, and we will reimburse those persons for their expenses in doing so.

In connection with the solicitation of appointments of proxies for the Annual Meeting, we have not authorized anyone to give you any information, or make any representation, that is not contained in this proxy statement. If anyone gives you any other information or makes any other representation, you should not rely on it as having been authorized by us.

Q:	How will proxies be voted at the Annual Meeting?

A: ●	If you sign a proxy card and return it so that we receive it before the Annual Meeting, or you appoint the Proxies by telephone or Internet, you will be appointing the Proxies to vote your shares for you, and they will vote, or abstain from voting, according to the instructions you give them in your proxy card or your telephone or Internet voting instructions.
●	If you sign and return a proxy card or appoint the Proxies by telephone or Internet, but you do not give voting instructions on a matter to be voted on, then the Proxies will vote your shares “FOR” in the case of the election of each of the 13 nominees for director named in Proposal 1 below, “FOR” in the case of each of Proposals 2 and 3, and “AGAINST” in the case of Proposal 4.
●	If before the Annual Meeting any nominee named in Proposal 1 becomes unable or unwilling to serve as a director for any reason, your proxy card or telephone or Internet voting instructions will give the Proxies discretion to vote your shares for a substitute nominee named by our Board of Directors. If no substitute nominee is named by our Board of Directors, then the number of directors to be elected at the Annual Meeting will be reduced accordingly.
●	We are not aware of any other business that will be brought before the Annual Meeting other than the election of directors and the proposals described in this proxy statement. However, if any other matter is properly presented for action by our shareholders, your proxy card or telephone or Internet voting instructions will authorize the Proxies to vote your shares according to their best judgment. The Proxies also will be authorized to vote your shares according to their best judgment on matters incident to the conduct of the meeting, including motions to adjourn the meeting.
●	If you are the record holder of your shares and you do not return a proxy card or appoint the Proxies by telephone or Internet, the Proxies will not have authority to vote for you and your shares will not be represented or voted at the Annual Meeting unless you attend the meeting in person or validly appoint another person to vote your shares for you.

Q:	What should I do now?

A:

Even if you plan to attend the Annual Meeting, we ask that you mark your proxy card to indicate how your shares should be voted, sign and date it, and return it in the enclosed envelope, or follow the instructions above for appointing the Proxies by telephone or Internet, to ensure that your shares will be represented and voted at the meeting. If you own shares of both classes of our common stock and received two proxy cards with this proxy statement, please mark, sign and return both cards or appoint the Proxies by telephone or Internet to vote your shares covered by both cards.

Q:	Can I change my voting instructions after I mail my proxy card or appoint the Proxies by telephone or Internet?

A:	Yes.

Record Holders. If you are the record holder of your shares and you sign and return a proxy card or appoint the Proxies by telephone or Internet, and you later wish to change the voting instructions or revoke the authority you gave the Proxies, you can do so before the Annual Meeting by taking the appropriate action described below.

To change the voting instructions you gave the Proxies, whether by returning a proxy card or appointing the Proxies by telephone or Internet, you can:

●	sign a proxy card, dated after the date of your original proxy card or after you appointed the Proxies by telephone or Internet, which contains your new voting instructions, and submit it to our proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., at Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or deliver it to our Corporate Secretary at the Annual Meeting, so that your new proxy card is received before the voting takes place at the Annual Meeting; or
●	before 11:59 p.m. EDT on April 25, 2016 (the day before the Annual Meeting), call 1-800-690-6903 (the same number used to appoint the Proxies by telephone), or go to the same voting website (www.proxyvote.com) that you use to appoint the Proxies by Internet, enter your 16-digit “control number” (printed in the box on the enclosed proxy card), and then give your new telephone or Internet voting instructions.

You may obtain another proxy card by calling Broadridge Corporate Issuer Solutions, Inc. at 855-449-0981. Whether you return a proxy card or appoint the Proxies by telephone or Internet, the Proxies will follow the last voting instructions received from you before the voting takes place at the Annual Meeting.

To revoke your proxy card or your appointment of the Proxies by telephone or Internet, you can:

●	give Broadridge Corporate Issuer Solutions, Inc. a written notice at its address listed above, which must be received before the voting takes place at the Annual Meeting, that you want to revoke your proxy card or telephone or Internet appointment; or
●	attend the Annual Meeting and either vote your shares in person or notify our Corporate Secretary at the meeting that you want to revoke your proxy card or telephone or Internet appointment. Simply attending the Annual Meeting alone, without voting in person or notifying our Corporate Secretary, will not revoke your proxy card or telephone or Internet appointment.

Shares Held in “Street Name.” If your shares are held in “street name” and you want to revoke or change voting instructions you have given to your broker or other nominee, you must contact your broker or nominee and follow its directions.

Q:	What is required in order to have a quorum for the Annual Meeting?

A:	A quorum must be present for business to be conducted at the Annual Meeting. For all matters to be voted on at the meeting, a quorum will consist of shares representing a majority of the aggregate votes entitled to be cast by holders of outstanding shares of Class A Common and Class B Common that may be voted at the meeting.

Shares represented in person or by proxy at the meeting will be counted for the purpose of determining whether a quorum exists. Once a share is represented for any purpose at the meeting, it will be treated as present for quorum purposes for the remainder of the meeting and for any adjournments. If you return a valid proxy card, appoint the Proxies by telephone or Internet, or attend the meeting in person, your shares will be counted as present for purposes of determining whether there is a quorum, even if you abstain or instruct the Proxies to abstain from voting on one or more matters voted on. Broker “non-votes” also will be counted as present in determining whether there is a quorum. Broker “non-votes” will occur if your shares are held by a broker and are voted by the broker on one or more matters at the meeting but are not voted by the broker on a “non-routine” matter because you have not given the broker voting instructions on that matter. If your shares are represented at the meeting with respect to any matter voted on, they will be treated as present with respect to all matters voted on, even if they are not voted on all matters.

Q:	What vote is required for approval of the election of directors and Proposals 2, 3 and 4?

A:	Our directors are elected by a plurality of the votes cast in elections. In the election of directors at the Annual Meeting, the 13 nominees receiving the highest numbers of votes will be elected. For each of Proposals 2, 3 and 4 to be approved, a majority of the votes entitled to be cast on each proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal. Abstentions and broker non-votes will have no effect in the voting for directors. Abstentions will have the same effect as votes against Proposals 2, 3 and 4 and any other matter voted on by our shareholders at the Annual Meeting, but broker non-votes will have no effect in the voting on those matters.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors recommends that you vote “FOR” each of the 13 nominees named below.

General

Our Bylaws provide that:

●	our Board of Directors will consist of not less than five nor more than 30 members, and our Board is authorized to set and change the actual number of our directors from time to time within those limits; and
●	our directors are elected each year at the Annual Meeting for terms of one year or until their successors have been duly elected and qualified.

Nominees

Our Board of Directors has set the number of our directors at 13 for the year following the Annual Meeting and, following the recommendation of our Compensation, Nominations and Governance Committee, it has nominated the 13 current directors named in the table below for re-election as directors at the meeting. If, before the Annual Meeting, any nominee becomes unable or unwilling to serve as a director for any reason, the Board of Directors may name a substitute nominee or, if the Board elects not to name a substitute nominee, the number of our directors will be reduced accordingly.

The following table lists information about each nominee, including a description of his or her principal occupation and business experience.

Name and Age	Current Positions (1)	Independent Director (2)	Year First Elected (3)	Principal Occupation and Business Experience
John M. Alexander, Jr. 66	Director	Yes	1990	President and Chief Operating Officer, Cardinal International Trucks, Inc. (truck dealer)

Victor E. Bell III 59	Director	Yes	2002	Chairman and President, Marjan, Ltd. (real estate and other investments)

Peter M. Bristow (4)(5) 50	Director; our and FCB’s President and Corporate Sales Executive	No	2014	Our and FCB’s executive officer; previously, Executive Vice President and Chief Operating Officer of Bancorporation and President and Chief Operating Officer of FCB-SC (2001-2014)

Hope H. Bryant (4)(5) 53	Director; our and FCB’s Vice Chairman and Corporate Sales Executive	No	2006	Our and FCB’s executive officer

H. Lee Durham, Jr. (5) 67	Director; Chairman of our Audit Committee	Yes	2003	Retired Certified Public Accountant; previously, partner, PricewaterhouseCoopers LLP (public accounting firm)

Name and Age	Current Positions (1)	Independent Director (2)	Year First Elected (3)	Principal Occupation and Business Experience

Daniel L. Heavner 68	Director	Yes	2007	Managing partner, Heavner Furniture Market (retail furniture sales)

Frank B. Holding, Jr. (4)(5) 54	Director; our and FCB’s Chairman and Chief Executive Officer	No	1993	Our and FCB’s executive officer

Robert R. Hoppe (5) 64	Director	Yes	2014	Retired Certified Public Accountant; previously, partner, PricewaterhouseCoopers LLP (public accounting firm)

Lucius S. Jones 73	Lead Independent Director; Chairman of our Compensation, Nominations and Governance Committee	Yes	1994	President, Chief Executive Officer and Owner, United Realty & Construction Company, Inc. (real estate development and construction)

Floyd L. Keels (5) 68	Director	Yes	2014	Retired; previously, President and Chief Executive Officer, Santee Electric Cooperative, Inc. (electric power provider)

Robert E. Mason IV 57	Director	Yes	2007	Chairman, President and Chief Executive Officer, R. E. Mason Company of the Carolinas (industrial automation and engineering services)

Robert T. Newcomb 55	Director; Chairman of our Risk Committee	Yes	2002	Chairman, President and Owner, Newcomb Affiliates, Inc. and its subsidiary, Newcomb & Company (mechanical contractors)

James M. Parker 73	Director	No	2007	Retired; previously, our and FCB’s Vice Chairman, and President – Western Division and Chief Operating Officer of our former subsidiary, IronStone Bank

(1)	Each of our directors also serves as a director of FCB. Listings of the members of certain committees of our Board are contained below under the heading “COMMITTEES OF OUR BOARDS.”
(2)	Designations are based on our Board of Directors’ most recent review of transactions, relationships and other arrangements involving our directors and its determination of which of our directors it considers to be “independent” under criteria contained in the listing requirements of The NASDAQ Stock Market. Further information about the Board’s determination process is contained below under the caption “CORPORATE GOVERNANCE – Director Independence.”
(3)	“Year First Elected” refers to the year in which each individual first became our director.
(4)	Mr. Holding is the brother of Mrs. Bryant and the brother-in-law of Mr. Bristow. Mrs. Bryant is the sister of Mr. Holding and the sister-in-law of Mr. Bristow. Mr. Bristow is the brother-in-law of Mr. Holding and Mrs. Bryant.
(5)	Certain of our directors and nominees for director currently serve, or during the past five years have served, as directors of other publicly-held companies. Mr. Holding currently serves as a director of Piedmont Natural Gas Company, Inc., Charlotte, NC. Mr. Durham served as a director of Triad Guaranty, Inc., Winston-Salem, NC, until his retirement from that company’s board of directors during 2012. Certain of our directors also serve as directors of or in a similar position with other companies that are not publicly-held: Mr. Holding serves as a member of the Board of Trustees of Blue Cross and Blue Shield of North Carolina, which is a not-for-profit health insurer, and as a director of Mt. Olive Pickle Company, Inc., which is not a public company. Mrs. Bryant serves as a director of Fidelity BancShares (N.C.), Inc. and Southern BancShares (N.C.), Inc., which are not public companies. Mr. Bristow, Mr. Holding, Mr. Hoppe and Mr. Keels served as directors of Bancorporation prior to the Merger. Bancorporation was not a public company.

Our Board of Directors unanimously recommends that you vote “FOR” each of the 13 nominees named above. The 13 nominees receiving the highest numbers of votes will be elected.

Factors Bearing on Selection of Nominees

The experience, qualifications, attributes, skills and other factors that led our Board to conclude that each nominee listed in the table above should serve or continue to serve as a director are described below.

John M. Alexander, Jr.

●	Thorough understanding of our company and its financial operations derived from service as a director since 1990 and as a member of our Audit Committee.
●	Visible and active community leader. Extensive community and public leadership experience, including service as a member of the North Carolina State Senate since January 2015, the board of directors of the YMCA of the Triangle, and past director of the North Carolina Automobile Dealers Association and the Raleigh Police Memorial Foundation.
●	Management and financial experience derived from more than 47 years in managing, operating, and growing a successful truck dealership.
●	Attuned to the financial needs of small and mid-size businesses, FCB’s largest business segment.

Victor E. Bell III

●	Thorough understanding of our business and operations derived from service as a director since 2002 and as a member of our Audit Committee, a former member of the Executive Committee (through June 2013), and a member of FCB’s Trust Committee (since July 2013).
●	Familiarity with real estate, real estate-related investments, and business in North Carolina’s Triangle market.
●	Familiarity with the medical community and area universities and educational institutions in North Carolina derived from service on the Board of Visitors of the UNC Lineberger Comprehensive Cancer Center and the Board of Visitors of the University of North Carolina at Chapel Hill, and as chairman and president of Ravenscroft School (until 2012) and Ravenscroft Foundation.
●	Visible and active community leader. Extensive community and public leadership experience, including service as chairman of the N.C. Museum of History Foundation and chairman of the board of directors of the YMCA of the Triangle.
●	Management and financial experience derived from more than 35 years in managing, operating, and growing a successful family-owned real estate and investment business.
●	Understanding of the financial needs and challenges of small and mid-size businesses, FCB’s largest business segment.

Peter M. Bristow

●	Service as our and FCB’s director, President and Corporate Sales Executive since October 2014, when we acquired Bancorporation, and experience prior to the Merger derived from service as Executive Vice President and a director of Bancorporation and as President and Chief Operating Officer of FCB-SC.
●	Thorough understanding of the banking business derived from service since 1991 in various leadership positions with FCB-SC, and service since 2001 as a director of Bancorporation and FCB-SC.
●	Understanding of our company and its culture, values and goals derived from service as an executive officer and director of Bancorporation and FCB-SC, which were affiliates of our company and shared similar cultures, values and goals.
●	Intimate knowledge of our South Carolina and Georgia markets derived from FCB-SC’s presence in those markets.
●	Extensive community and public leadership experience, including current service on the board of directors of the NC Community Foundation, past service in leadership roles with the South Carolina State Retirement System and the South Carolina Education Lottery Commission, and past service on the boards of directors of the South Carolina Governors School Foundation, Medical University of South Carolina (MUSC) Children’s Hospital Foundation, Central Carolina Community Foundation, and Columbia Museum of Art.

Hope H. Bryant

●

Intimate knowledge of our business and its culture, values, goals, strategies and operations derived from more than 30 years of employment, including management experience with us and our bank subsidiaries, and service as a director since 2006. Currently serves as our and FCB’s Vice Chairman and Corporate Sales Executive and as a member of our Executive Committee and FCB’s Trust Committee.
●	Experienced in managing our expansion into new markets as the former President of our former subsidiary, IronStone Bank.
●	Visible and active as a community leader. Extensive community, public and industry leadership experience, including current service as chairperson of the 2015 Annual Campaign for the YMCA of the Triangle, member of the Wake Forest University Board of Visitors and Parents’ Council, member of the University of South Carolina Parents’ Council, and past service on the board of directors of the NC Community Foundation and the North Carolina Bankers Association
●	Substantial personal financial interest in the long term growth, stability and success of our company and FCB because of her significant ownership of shares of our company.

H. Lee Durham, Jr.

●	Thorough understanding of our business and its culture, values and goals derived from service as a director since 2003, and as Chairman of our Audit Committee, and member of our Compensation, Nominations and Governance Committee and Executive Committee.
●	Financial and accounting experience derived from 32 years in public accounting, a significant portion of which was dedicated to bank clients, including service as auditor and consultant which qualifies him to continue serving as financial expert for the Audit Committee.
●	Experience derived from past service as a director, chairman of the audit committee, chairman of the nominations and corporate governance committee, member of the compensation committee, and lead independent director of another public financial services company.
●	Community leadership experience, including past service on the North Carolina Innovation Council.

Daniel L. Heavner

●	Thorough understanding of our business and its culture, values and goals derived from service as a director since 2007, member of our Risk Committee, and past service as a member of our former Compensation and Nominations committees.
●	Management and finance experience derived from more than 42 years in managing, operating and growing various successful small business ventures, including retail furniture sales, apartment ownership and management, real estate development and construction, farming operations, government service contracts, and real estate investments.
●	Intimate knowledge of retail business operations and North Carolina’s Triangle market.
●	Experience with public agencies for the development of public and low-cost housing.
●	Understanding of the business operations and financial needs of small and mid-size businesses, FCB’s largest business segment.

Frank B. Holding, Jr.

●	Intimate knowledge of our business and its culture, values, goals, strategies and operations derived from more than 27 years of employment, including management experience with us and FCB, and service as a director since 1993. Currently serves as our and FCB’s Chairman and Chief Executive Officer and Chairman of our joint Executive Committee.
●	Visible and active as a community leader. Extensive community, public and business leadership experience, including current service on the boards of directors of the North Carolina Chamber of Commerce, North Carolina Chamber Foundation, Institute for Defense and Business, and Global Transpark Foundation, and former chairman of the board of directors of the North Carolina Chamber of Commerce.
●	Experience derived from service as a director of other public companies.
●	Substantial personal financial interest in the long term growth, stability and success of our company and FCB because of his significant ownership of shares of our company.

Robert R. Hoppe

●	Service as our and FCB’s director since October 2014, and as a member of our Audit Committee since December 2014.

●	Experience derived from service from 2011 until the Merger as a director of Bancorporation and FCB-SC, and as Vice Chairman of those boards’ Audit and Risk Committees.
●	Understanding of our company and its culture, values and goals derived from service as a director of Bancorporation and FCB-SC, which were affiliates of our company and shared similar cultures, values and goals.
●	Financial experience derived from more than 34 years in public accounting serving clients in the public, private, non-profit and governmental sectors and industries, including manufacturing, healthcare, distribution, utilities and smaller financial services clients.
●	Active in civic and professional organizations throughout his career and currently serves on the board of directors of The Salvation Army of Greater Charlotte.

Lucius S. Jones

●	Thorough understanding of our business and its culture, values and goals derived from service as a director since 1994 and as Lead Independent Director, Chairman of our Compensation, Nominations and Governance Committee, and member of our Executive Committee, and past service as Chairman of our former Compensation Committee.
●	Financial institution management experience derived from past service as president and chief executive officer of a federal savings and loan association.
●	Political and public leadership experience derived from past service as mayor of Wendell, North Carolina, chairman of the North Carolina Housing Finance Board, president of the North Carolina League of Municipalities, and on various state and local boards, commissions, and agencies.
●	Management experience derived from more than 28 years in managing, operating, and growing a successful real estate development and construction business.
●	Experience as a community leader, including current service as chairman of the Wake County Fire Commission and member of the Centennial Authority.
●	Experience with public agencies regarding land use and the development of public and low-cost housing.
●	Familiarity with residential real estate development and home building in North Carolina.

Floyd L. Keels

●	Service as our and FCB’s director since October 2014, and as a member of our Compensation, Nominations and Governance Committee since October 2014.
●	Experience derived from service from 2010 until the Merger as a director of Bancorporation and FCB-SC, and as a member of FCB-SC’s Community Reinvestment Committee.
●	Understanding of our company and its culture, values and goals derived from service as a director of Bancorporation and FCB-SC, which were affiliates of our company and shared similar culture, values and goals.
●	Management experience derived from more than 40 years in the electric utilities industry and as President and Chief Executive Officer of Santee Electric Cooperative, Inc., headquartered in Kingstree, South Carolina, from 1999 until his retirement in 2015.
●	Visible and active as a community leader, including current service as president of the board of the William Penn Harrison Scholarship Fund, vice president of the Board of Trustees of Francis Marion University, and member of the boards of directors of the Greater Lake City Community Development Office and the Eastern Carolina Community Foundation.
●	Intimate knowledge of our South Carolina market.
●	Understanding of the business operations and financial needs of small and mid-size businesses, FCB’s largest business segment.

Robert E. Mason IV

●	Thorough understanding of our business and its culture, values and goals derived from service as a director since 2007 and as a member of our Risk Committee (since July 2013) and Compensation, Nominations and Governance Committee (since July 2013), and his past service as a member of our former Compensation and Nominations Committees.
●	Visible and active community leader, including service on the board of directors of Novant Health Foundation Presbyterian Medical Center and on the Advisory Board of UNC Charlotte Lee College of Engineering.

●	Management experience derived from more than 18 years in managing, operating, and growing a successful industrial automation and engineering services business.
●	National and international business perspective derived from his business experience.
●	Understanding of the financial needs and operations of small and mid-size businesses, FCB’s largest business segment.

Robert T. Newcomb

●	Thorough understanding of our business and its culture, values and goals derived from service as a director since 2002, member of our Executive Committee, Chairman of our Risk Committee, and Chairman of our former Nominations Committee.
●	Visible and active community leader, including current service on the board of directors of Raleigh Cemetery Association (Oakwood Cemetery) and past service as chairman of the board of directors of the YMCA of the Triangle.
●	Management experience derived from more than 30 years in managing, operating and growing a successful mechanical contracting company.
●	Knowledge of the construction and development industry, market conditions and business opportunities in North Carolina’s Triangle market.
●	Understanding of the needs of small and mid-size businesses, FCB’s largest business segment.

James M. Parker

●	Intimate knowledge of our business and its culture, values, goals, strategies and operations derived from more than 44 years of management experience with us, FCB and our former subsidiary, IronStone Bank, in a variety of markets and in differing economic climates, and service as a director since 2007, and as a member of and Risk Expert for our Risk Committee since 2013.
●	Experienced in managing our expansion into new markets.
●	Intimate knowledge of our markets in the nation’s western states.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines that describe principles and practices that our Board will follow in carrying out its responsibilities. Together with our Bylaws, those Guidelines establish various processes related to the structure and leadership of our Board and the governance of our organization.

Director Independence

Determination of Independent Directors. Our Corporate Governance Guidelines provide that each year our Board of Directors will review transactions, relationships and other arrangements involving our directors and determine which of the directors the Board considers to be “independent.” In making those determinations, the Board applies the independence criteria contained in the listing requirements of The NASDAQ Stock Market (“Nasdaq”). The Board has directed our Compensation, Nominations and Governance Committee to assess each outside director’s independence and report its findings to the Board in connection with the Board’s annual determination, and, between those annual determinations, to monitor the status of each director on an ongoing basis and inform the Board of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. The following table lists our current directors, persons who served as directors during 2015, and nominees for election as directors at the Annual Meeting, whom our Board believes were during their terms of office, and will be if elected, “independent” directors under Nasdaq’s criteria.

John M. Alexander, Jr.	Daniel L. Heavner	Floyd L. Keels
Victor E. Bell III	Robert R. Hoppe	Robert E. Mason IV
H. Lee Durham, Jr.	Lucius S. Jones	Robert T. Newcomb

In addition to the specific Nasdaq criteria, in assessing each director’s or nominee’s independence, the Compensation, Nominations and Governance Committee and the Board consider whether they believe transactions that are disclosable in our proxy statements as “related person transactions,” as well as any other transactions, relationships, arrangements or other factors known to the Committee or the Board, could impair that director’s ability to exercise independent judgment. In its determination that the directors named above are or were independent, the Committee and the Board considered those transactions and relationships described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” as well as: (1) FCB’s lending relationships with directors who are loan customers and whose loans are subject to laws and regulations pertaining to loans to directors (including the requirement that those loans be approved by a majority of the full Board); (2) Mr. Heavner’s and his family’s interest, and his position as a general partner, in a real estate partnership in which a company owned by our former Executive Vice Chairman, Frank B. Holding, and his family members also is a partner and holds an interest; and (3) services provided from time to time by Mr. Newcomb’s mechanical contracting firm, directly and on a competitive bid basis as a contractor or subcontractor, in connection with the maintenance, construction or renovation of facilities owned, leased or managed by FCB.

Executive Sessions of Independent Directors. Our independent directors meet separately, without management or non-independent directors, in conjunction with each regular quarterly meeting of our Board. At their discretion, they may hold separate meetings other than in conjunction with Board meetings, and such a meeting will be held at the request of any independent director. During 2015, the independent directors met in executive session following each of the Board’s quarterly meetings.

Lead Independent Director. Under our Corporate Governance Guidelines, if the Chairman elected by our Board is not an independent director, then each year our independent directors will designate a separate “Lead Independent Director.” Even if the Chairman is an independent director, our independent directors still may, at their option, designate a Lead Independent Director. Lucius S. Jones, who currently serves as Chairman of our Compensation, Nominations and Governance Committee, has been designated and currently serves as our Lead Independent Director.

Under the Guidelines, the duties of our Lead Independent Director include:

●	convening and presiding at executive sessions and separate meetings of our independent directors, and serving as the liaison between the independent directors and our Chairman and management;
●	consulting with the Chairman regarding concerns of our independent directors and matters discussed, decisions reached, or suggestions made, at executive sessions and separate meetings of independent directors;
●	consulting with the Chairman regarding the schedule, agenda, and information for Board meetings;
●	consulting with the Chairman with respect to consultants who may report directly to the Board;
●	consulting with the Chairman and management as to the quality, quantity, and timeliness of information provided to the Board by management;
●	being available, as appropriate, for communications with our shareholders; and
●	performing such other duties and exercising such other authority as is described elsewhere in the Guidelines and as the Board may from time to time determine.

A special meeting of the Board or any committee of the Board will be called at the Lead Independent Director’s request. Also, while our Chairman sets the agenda for each Board meeting and any director may propose agenda items, a matter will be placed on the agenda for any regular or special Board or committee meeting at the Lead Independent Director’s request.

Board Leadership Structure

Our Board performs its oversight role through various committees which are appointed by the Board after consideration of the recommendations of our independent Compensation, Nominations and Governance Committee. Those committees may be established as separate committees of our Board or as joint committees of our and FCB’s Boards. The Boards annually elect a Chairman whose duties are described in our Bylaws and, currently, our Chief Executive Officer also serves as Chairman of our and FCB’s Boards. Although our Bylaws contemplate that our Chairman will be considered an officer, our Board may select any of its members as its Chairman and has no formal policy as to whether our Chief Executive Officer will or may serve as Chairman or whether any other director, including an independent director, may be elected to serve as Chairman.

Because our Chief Executive Officer currently serves as Chairman and members of our management beneficially own large percentages of our voting stock, our Board recognizes the potential for management’s influence over the Boards and the Boards’ processes to diminish the effectiveness of our independent directors and the independent directors’ ability to influence our policies and the Boards’ decisions. As a result, and as required by our Corporate Governance Guidelines, our independent directors have designated a separate Lead Independent Director who has the duties and authority described above under the caption “Lead Independent Director,” including the calling of meetings of the Boards and placement of matters on the agenda for Board meetings.

As described below under the heading “COMMITTEES OF OUR BOARDS,” all matters pertaining to executive compensation, the selection of nominees for election as directors, the appointment of members of Board committees, the approval of transactions with related persons, and various other governance matters, are subject to the review and approval or recommendation of Board committees made up entirely of independent directors. Our Corporate Governance Guidelines also provide that:

●	all independent directors have full access to any member of management and to our and FCB’s independent accountants and internal auditors for the purpose of understanding issues relating to our business;
●	upon request, our management will arrange for our outside advisors to be made available for discussions with the Board, any Board committee, our independent directors as a group, or individual directors; and
●	the Board, each Board committee, and our independent directors as a group, in each case by a majority vote, have the authority to retain independent advisors from time to time, at our expense, who are separate from and unrelated to our regular advisors.

Our Board believes the provisions described above enhance the effectiveness of our independent directors and provide for a leadership structure that is appropriate for our company, without regard to whether our Chairman is an independent director.

Boards’ Role in Risk Management

Risk is inherent in any business. However, as a financial institution, our business involves financial risks that do not exist, or that are more extensive than the risks that exist, in some other types of businesses. We are subject to extensive regulation specific to the banking industry that requires us to assess and manage those risks, and during their periodic examinations our banking regulators assess our and the Boards’ performance in that regard. Our Boards understand that risk is inherent in our business, and they strive to ensure that risk management is a part of our business culture and that our policies and procedures for managing risk are part of our daily decision-making process. As is the case with other management functions, our senior management has primary responsibility for day-to-day management of the risks we face. However, the Boards’ role in risk oversight is an integral part of our overall enterprise risk management framework. The Boards administer their risk oversight function primarily through committees which may be established as separate or joint committees of our and/or FCB’s Boards, including a joint Risk Committee that oversees our enterprise-wide risk management and enhances the Boards’ ability to fulfill their responsibility to oversee our risk management framework.

The Risk Committee structure is designed to allow for information flow and escalation of risk-related issues and includes Board, executive and management level committees. The Risk Committee provides a report on risk management to the full Boards on at least a quarterly basis. Our Chief Risk Officer, Chief Legal Officer, Chief Credit Policy Officer, Chief Compliance Officer, and officers representing other departments or functions within our and FCB’s operations, including the Corporate Finance Department, make quarterly reports directly to the Risk Committee. In addition, the Risk Committee may coordinate with the Audit Committee for the review of financial statement and related risks and other areas of joint responsibility, and with the Compensation, Nominations and Governance Committee for review of compensation- and corporate governance-related risks. Information regarding the function and responsibilities of these three committees is contained below under the heading “COMMITTEES OF THE BOARD.”

We believe our regulatory environment and our committee structure result in our Boards being more active in risk management oversight than the boards of corporations that are not, or that are not regulated as extensively as, financial institutions. The involvement of our committees in the Boards’ oversight function enhances our Boards’ effectiveness and leadership structure by providing opportunities for outside directors to become more familiar with FCB’s critical operations and more engaged in the Boards’ activities with respect to risk management.

Attendance by Directors at Meetings

Board of Directors Meetings. Our Board of Directors met five times during 2015 in joint meetings with FCB’s Board. Our Corporate Governance Guidelines provide that directors are expected to regularly attend meetings of the Boards and of the committees on which they serve (subject to circumstances which make their absence unavoidable), to review materials provided to them in advance of meetings, and to participate actively in discussions at meetings and in the work of the committees on which they serve. Twelve of our 13 current directors attended 100% of the aggregate number of meetings of our Board and any committees of our Board on which he or she served, and one director attended over 90% of his meetings.

Annual Meetings. Attendance by our directors at Annual Meetings of our shareholders gives directors an opportunity to meet, talk with and hear the concerns of shareholders who attend those meetings, and it gives those shareholders access to our directors that they may not have at any other time. In order to facilitate directors’ attendance, we schedule our Annual Meetings on the same dates as regular meetings of the Board of Directors. Our Board recognizes that our outside directors have their own business interests and are not our employees, and that it is not always possible for them to attend Annual Meetings. However, our Board believes that attendance by directors at our Annual Meetings is beneficial to us and to our shareholders, and our Corporate Governance Guidelines provide that our directors are strongly encouraged to attend each Annual Meeting. All of our 13 directors then in office attended our last Annual Meeting, which was held during April 2015.

Communications with Our Board

Our Board of Directors encourages our shareholders to communicate their concerns and other matters related to our business, and the Board has established a process by which you may send written communications to the Board or to one or more individual directors. You may address and mail your communication to:

Board of Directors

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina 27611-7131

You also may send communications by email to fcbdirectors@firstcitizens.com. You should indicate whether your communication is directed to the entire Board of Directors, to a particular committee of the Board or its Chairman, or to one or more individual directors. All communications will be reviewed by our Corporate Secretary and, with the exception of communications our Corporate Secretary considers to be unrelated to our or FCB’s business, forwarded to the intended recipients. Copies of communications from a customer of FCB or one of its subsidiaries relating to a deposit, loan or other financial relationship or transaction will be forwarded to the department or division most closely associated with the subject of the communication, with a copy to the Chairman of the Compensation, Nominations and Governance Committee, and to any particular director named in the communication.

Code of Ethics

Our Board of Directors has adopted three codes of ethics that apply to our and FCB’s financial officers, directors, and all employees, respectively. The code that applies to our financial officers is posted on FCB’s Internet website, and a link to the code may be found at www.firstcitizens.com/about/who-we-are/governance. It covers our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, and other senior financial officers who have primary responsibility for our financial reporting and accounting functions. Among other things, all three codes are intended to promote:

●	honest and ethical conduct;
●	the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the Securities and Exchange Commission and in other public communications we make;
●	compliance with applicable governmental laws, rules and regulations;
●	prompt internal reporting of violations of the codes to the Board’s Audit Committee and, in the case of violations of the Directors Code of Ethics, also to the Compensation, Nominations and Governance Committee; and
●	accountability for adherence to the codes.

We have established means by which officers, employees, customers, suppliers, shareholders or others may submit confidential and anonymous reports regarding ethical or other concerns about our company, FCB, or any of our respective employees. Reports may be submitted online through FCB’s Internet website at www.firstcitizens.com/about/who-we-are/report-concerns. Anyone wishing to submit a report also may do so online at secure.ethicspoint.com/domain/media/en/gui/14505/index.html or by telephone by calling (800) UREPORT (800-873-7678).

COMMITTEES OF OUR BOARDS

General

Our Board of Directors has three standing committees that assist the Board in oversight and governance matters. They are the Audit Committee, the Risk Committee, and the Compensation, Nominations and Governance Committee, each of which operates under a written charter approved by our Board that sets out the committee’s composition, authority, duties and responsibilities. We believe that each member of the Audit Committee and the Compensation, Nominations and Governance Committee is an “independent director” as that term is defined by Nasdaq’s listing standards. A majority of the members of the Risk Committee are independent directors. A copy of the current charter of each of those three committees is posted on FCB’s Internet website, and a link to each charter may be found at www.firstcitizens.com/about/who-we-are/governance.

Our Board also has an Executive Committee, the current membership of which includes the Chairmen of our Audit Committee, Risk Committee, and Compensation, Nominations and Governance Committee. A majority of the members are independent directors. Under North Carolina banking law, FCB’s Board of Directors is required to have an executive committee which meets as often as required by the Board, but at least once during each month in which the full Board does not meet. Our Executive Committee is a joint committee of our and FCB’s Boards of Directors and meets each month in which there is no regularly scheduled Board meeting and at other times as needs arise. Under our and FCB’s Bylaws, the Committee is authorized to exercise all the powers of the Boards in the management of our affairs when the Boards are not in session, subject to certain statutory limitations and the ability of the full Boards to limit the Committee’s authority. The Committee met nine times during 2015.

Members of the Audit Committee and the Compensation, Nominations and Governance Committee must satisfy requirements of Nasdaq’s listing standards and other laws and regulations (including banking and securities laws and regulations) applicable to service on those committees, as well as any membership requirements specified in the committees’ written charters. The current members of each of the above four committees are listed in the following table, and the functions of and other information regarding the Audit Committee, the Risk Committee, and the Compensation, Nominations, and Governance Committee, are described in the paragraphs below.

Audit Committee	Risk Committee	Compensation, Nominations and Governance Committee	Executive Committee
H. Lee Durham, Jr. - Chairman	Robert T. Newcomb - Chairman	Lucius S. Jones - Chairman	Frank B. Holding, Jr. - Chairman
John M. Alexander, Jr.	Daniel L. Heavner	H. Lee Durham, Jr.	Hope H. Bryant
Victor E. Bell III	Robert E. Mason IV	Robert E. Mason IV	H. Lee Durham, Jr.
Robert R. Hoppe	James M. Parker	Floyd L. Keels	Lucius S. Jones
Robert T. Newcomb

The Audit Committee, Risk Committee and Compensation, Nominations and Governance Committee are required to meet at least quarterly, and they may meet more frequently as they and/or their Chairmen consider necessary. They also will meet when requested by the Chairman of the Boards or by our Lead Independent Director. In addition to their duties and responsibilities set forth in their charters, each committee is authorized to undertake such other duties and responsibilities within the scope of its primary functions as the committee or the Boards may from time to time deem necessary or appropriate. In discharging its duties, each committee may:

●	at its discretion and without the prior approval of management or the Boards, retain or obtain the advice of outside consultants or advisors (including legal counsel and other advisors), at our or FCB’s expense, in accordance with procedures established from time to time by the committee, and oversee and approve all terms of the engagement of any such consultants or advisors, including their fees or other compensation;

●	conduct investigations and request and consider information (from management or otherwise) as the committee considers necessary, relevant, or helpful in its deliberations and the formulation of its recommendations;
●	seek any information from our or FCB’s employees (each of whom is directed to cooperate with the committee’s requests), or from external parties, and consult to the extent it deems appropriate with the Chairman of the Boards, the Chief Executive Officer, other officers or employees, the Lead Independent Director, and other directors; and
●	delegate any of its responsibilities to subcommittees or to individual members to the extent not inconsistent with other sections of its charter (including applicable independence requirements) or applicable laws or regulations.

Each committee member may rely on the advice, expertise and integrity of persons (including our and FCB’s officers and employees) and organizations that provide information to the committee, and the accuracy and completeness of the financial and other information provided to the committee, absent actual knowledge that such reliance is not reasonable or warranted. In the performance of each committee’s responsibilities, each committee member (and the committee as a whole) is under a continuing duty to exercise independent judgment on an informed basis, in good faith, and in a manner each considers to be in our and FCB’s best interests.

Audit Committee

Function. Our Audit Committee is a joint committee of our and FCB’s Boards of Directors and met nine times during 2015. In addition to being independent directors, under the Committee’s charter all members must be able to read and understand fundamental financial statements, and at least two members must have banking or financial management expertise sufficient to comply with applicable regulations of the Federal Deposit Insurance Corporation. At least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background, which results in that person’s financial sophistication sufficient to comply with Nasdaq’s applicable requirements.

In addition to its other duties and responsibilities under its charter, in general the Committee is responsible for:

●	appointing, determining the compensation and terms of engagement of, and monitoring and overseeing the work, independence and performance of, our independent accountants and any other accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;
●	approving all audit and permitted non-audit services proposed to be provided by our independent accountants in accordance with approval policies and procedures adopted by the Committee from time to time;
●	monitoring and overseeing the quality and integrity of our accounting and financial reporting process, and reviewing our annual audited and quarterly unaudited financial statements and quarterly earnings releases, and any significant accounting and financial reporting issues, with management and our independent accountants;
●	monitoring our systems of internal controls regarding finance, accounting and associated legal compliance, and reviewing and discussing any deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect our ability to record, process, summarize and report financial data;
●	monitoring and overseeing the audit program of our Internal Audit Department;
●	annually reviewing our Associates Code of Ethics and Financial Officers Code of Ethics (collectively, the Codes”) and recommending to the Boards any changes to the Codes that the Committee considers necessary or advisable, and overseeing management’s processes and procedures for enforcement of the Codes;
●	fostering free and open communication among our independent accountants, management, internal audit department and the Boards; and
●	monitoring our and FCB’s compliance with laws, rules, regulations or other governmental or regulatory requirements as they affect accounting and financial processes and reporting, internal controls and auditing matters.

The Audit Committee also is responsible for establishing procedures for the receipt, retention and treatment of complaints from employees, customers, suppliers, shareholders or others related to accounting and financial processes and reporting, internal controls, and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding those matters, and for evaluating any fraud, whether or not material, that involves management or other employees who have a significant role in our internal controls. Also, under the Boards’ written policy described below under the heading “TRANSACTIONS WITH RELATED PERSONS,” the Committee is responsible on an ongoing basis for the review and approval of certain transactions, arrangements or relationships with us or FCB in which one of our related persons has a material interest.

The Committee reviews various reports from our independent accountants (including their annual report on our audited consolidated financial statements), financial reports we file under the Securities Exchange Act of 1934, and reports of examinations by our regulatory agencies. Our General Auditor reports directly to our Audit Committee. At least quarterly, the Committee reviews reports on the work performed by FCB’s Corporate Finance Department. Our Chief Compliance Officer reports to the Committee regarding transactions with our related persons as well as all reports of suspicious activity filed by FCB.

Information regarding the process for and factors considered in the Audit Committee’s selection of our independent accountants each year is contained under the heading “PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS.”

Audit Committee Financial Expert. H. Lee Durham, Jr., the Committee Chairman and one of our independent directors, is a retired partner in the accounting firm of PricewaterhouseCoopers LLP. He has 32 years of public accounting and audit experience, much of which involved financial institutions and other public companies. Our Board of Directors has designated Mr. Durham as the Committee’s “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission.

Audit Committee Report

This report is furnished by the Audit Committee, the members of which are named below.

Our management is responsible for our financial reporting process, including our system of internal controls and disclosure controls and procedures, and for the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent accountants are responsible for auditing those financial statements. The Audit Committee oversees and reviews those processes. In connection with the preparation and audit of our consolidated financial statements for 2015, the Committee has:

●	reviewed our audited consolidated financial statements for 2015 and discussed them with our management;
●	discussed with our independent accountants the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) and other Auditing Standards as adopted by the Public Company Accounting Oversight Board;
●	received the written disclosures and letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB Rule 3526) regarding the accountants’ communications with the Committee concerning independence; and
●	discussed the independence of our independent accountants with the accountants.

Based on the above reviews and discussions, the Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our 2015 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

The Audit Committee:

H. Lee Durham, Jr.            John M. Alexander, Jr.            Victor E. Bell III            Robert R. Hoppe

Risk Committee

Our Risk Committee is a joint committee of our and FCB’s Boards of Directors and met nine times during 2015. Under its charter, and among other duties and responsibilities as may be assigned from time to time by the Boards, the Committee is directed to:

●	monitor and advise the Boards of Directors regarding our and FCB’s risk exposures, including credit, market, liquidity, operational, compliance, legal, strategic and reputational risks;

●	review, approve and monitor adherence to our and FCB’s risk appetite and supporting risk tolerance levels;
●	evaluate, monitor and oversee the adequacy and effectiveness of our and FCB’s risk management framework, within which our management is responsible for defining and executing enterprise-wide risk management programs to ensure appropriate risk identification, measurement, aggregation and reporting;
●	monitor the work of and receive reports from management and our Enterprise Risk Oversight Committee (a staff committee of the Risk Committee) to ensure that risks are managed within approved risk tolerances;
●	review and approve our and FCB’s corporate policies on an annual basis to ensure that they are consistent with approved risk appetite and risk tolerance levels; and
●	review reports of examination by and communications from regulatory agencies, and the results of internal and third party testing, analyses and reviews, related to our and FCB’s risks, risk management, and any other matters within the scope of the Committee’s oversight responsibilities, and monitor and review management’s response to any noted issues.

The Risk Committee also oversees and reviews the results of our annual stress testing to gauge our capital adequacy under macroeconomic scenarios set forth by the Federal Reserve Board.

Our Enterprise Risk Oversight Committee (the “EROC”), which is composed of our executive leadership and chaired by our Chief Executive Officer, reports directly to the Risk Committee. The EROC’s function is to oversee the operation of our risk management framework, ensure that our business units implement processes to identify, evaluate and monitor their risks, and monitor performance relative to our risk appetite and tolerances approved by the Risk Committee. Subcommittees of the EROC include the Asset/Liability Committee, Compliance Risk Committee, Credit Risk Committee, Operational Risk Committee, Enterprise Risk Data Council, and Stress Testing Committee. Our Chief Risk Officer reports directly to the Risk Committee regarding the work of the Enterprise Risk Management Department and the other departments he oversees, including Corporate Security, Credit Risk Management, and Compliance. Our Chief Legal Officer, Chief Credit Policy Officer and Chief Compliance Officer and officers representing other departments or functions within our and FCB’s operations, including the Corporate Finance Department, also make periodic reports to the Committee.

Certain matters within the scope of the Risk Committee’s oversight responsibilities also may fall within the responsibilities of one of the Boards’ other committees. To minimize duplication of time and effort, the Risk Committee may defer to other committees with respect to any such specific matters, but it will consult with, and may request reports or information from, those other committees to ensure that those matters are adequately addressed within our and FCB’s enterprise-wide risk management framework. Additional information regarding the Risk Committee’s processes is contained in the discussion under the caption “Board’s Role in Risk Management.”

Compensation, Nominations and Governance Committee

Our Compensation, Nominations and Governance Committee is a joint committee of our and FCB’s Boards of Directors. In addition to being independent directors under Nasdaq’s listing standards, members of the Committee also must satisfy Nasdaq’s heightened independence requirements for members of compensation committees. The Committee met six times during 2015.

Nominations Function. In its role as our Board’s nominations committee, the Committee makes recommendations to the Board regarding the selection of nominees for election as directors at our Annual Meetings, candidates for appointment to fill vacancies on the Boards, and candidates for appointment as the members and chairmen of the various committees of the Boards. Each year the Committee also makes recommendations to the Boards regarding the election of our and FCB’s Chairman, Vice Chairman, Chief Executive Officer and President and a recommendation to our independent directors regarding their selection of a Lead Independent Director.

The Committee seeks to recommend Board candidates who have personal and professional integrity, sound judgment, and business acumen, who have the time, ability and commitment to make a constructive and meaningful contribution to the Boards, and who, with other directors, will effectively serve the long-term interests of our shareholders. Candidates also must satisfy applicable requirements of state and federal laws, rules and regulations (including banking regulations) for service as our directors. While our Corporate Governance Guidelines provide that directors are not restricted in their ability to serve on the boards of other companies, the Guidelines state our expectation that our directors’ service as directors of other companies may not interfere with their ability to devote the time and attention required to fulfill their duties and responsibilities to us and our shareholders. Under our Bylaws, to be eligible for election and continued service as a director, a person must own at least 100 shares of our common stock, individually in his or her own name, jointly with his or her spouse, or in an account for his or her direct benefit. From time to time the Committee or our Board may develop other criteria or minimum qualifications for use in identifying and evaluating candidates to serve as directors. Our Board makes all final decisions regarding nominations.

In identifying potential candidates, the Committee considers incumbent directors as well as candidates who may be suggested by our management, other directors or shareholders. The Committee has not used the services of a third-party search firm. Shareholders who wish to recommend candidates to the Committee should send their recommendations in writing to:

Compensation, Nominations and Governance Committee

First Citizens BancShares, Inc.

Attention: Corporate Secretary (FCC22)

Post Office Box 27131

Raleigh, North Carolina 27611-7131

Each recommendation should be accompanied by:

●	the full name, address and telephone number of the person making the recommendation, a statement that the person making the recommendation is a shareholder of record (or, if the person is a beneficial owner of shares of our stock but not a record holder, a statement from the record holder of the shares verifying the number of shares the person beneficially owns), and a statement as to whether the person making the recommendation has a good faith intention to continue to hold those shares through the date of our next Annual Meeting;
●	the full name, address and telephone number of the candidate being recommended, information regarding the candidate’s beneficial ownership of our stock and any business or personal relationship between the candidate and the person making the recommendation;
●	a statement signed by the candidate that he or she is aware of and consents to being recommended to the Committee and will provide information that the Committee may request in connection with its evaluation of candidates;
●	a description of the candidate’s current principal occupation, business or professional experience, previous employment history, educational background, and any particular skills, experience or areas of expertise, and information regarding the candidate’s current positions or experience during the past ten years as a director of any other public corporation;
●	a description of any potential contributions to the Board that the candidate might make that are unusual or unique, and an explanation of the value or benefit that the person making the recommendation believes the candidate would provide us as a director;
●	a description of the candidate’s current positions and experience as a community leader;
●	information regarding any business or personal relationships between the candidate and any of our or FCB’s customers, suppliers, vendors, competitors, directors or officers, affiliated companies, or other persons with any special interest regarding our company, FCB, or any of our affiliated companies, and any transactions between the candidate and our company, FCB, or any of our affiliated companies; and
●	any additional information regarding the candidate that would be required to be included in our proxy statement pursuant to the Securities and Exchange Commission’s Regulation 14A (including information about legal proceedings in which the candidate has been involved within the past ten years).

A shareholder’s recommendation of a nominee for election at an Annual Meeting must be received by the Committee not later than the 120th day prior to the first anniversary of the date that our proxy statement was first mailed to our shareholders in conjunction with our preceding year’s Annual Meeting. Recommendations submitted by shareholders other than in accordance with these procedures will not be considered by the Committee.

The Committee will evaluate candidates recommended by shareholders in a manner similar to its evaluation of other candidates. In identifying and recommending candidates for election or appointment, the Committee considers the size and composition of the Boards in light of our current and future needs and recommends candidates based on its assessment of, among other things: (1) business, professional, personal and educational background, skills, experience and expertise; (2) community leadership; (3) independence; (4) potential contributions to the Boards that are unusual or unique; (5) knowledge of our organization and our and FCB’s respective operations; (6) personal financial interest in our and FCB’s long-term growth, stability, and success; (7) the performance and past and future contributions of our current directors, and the value of continuity and prior Board experience; (8) the existence of one or more vacancies on the Boards; (9) our need for directors possessing particular attributes, skills, experience or expertise; (10) the role of directors in FCB’s business development activities; (11) diversity; and (12) other factors that it or our Boards consider relevant, including any specific qualifications that may be adopted from time to time.

While the Committee and our Boards recognize the benefits derived from Boards composed of individuals who bring different attributes, experiences, and perspectives to the Boards’ deliberations, they do not consider diversity for the sake of diversity to be a basis for the nomination, election or appointment of a director, and they have not adopted any written or mandatory diversity policy or criteria applicable to the director nominations process. Accordingly, in evaluating and selecting nominees, diversity is one of the multiple factors considered by the Committee and the Board. For these purposes, they consider diversity to encompass a variety of characteristics of candidates, including, by way of example, academic background, business experience, geographic location within our banking markets, gender and race.

For 2016, the Committee recommended to our Board of Directors that our current directors listed above under the caption “Nominees” be nominated for re-election for new terms of office.

Governance Function. In its role as our Board’s governance committee, and among its other governance-related responsibilities, the Committee:

●	evaluates and makes recommendations to the Boards concerning our governance structure, the number, size, composition and responsibilities of committees of the Board, and committee membership rotation practices;
●	annually reviews our Corporate Governance Guidelines and recommends for our Board’s approval any changes that it considers necessary or advisable;
●	establishes the knowledge, skills, experience, qualifications and performance criteria for directors and committees of the Boards in accordance with our strategic needs, our Corporate Governance Guidelines, applicable laws, regulations and standards, and other criteria or minimum qualifications as the Committee may recommend;
●	annually reviews our Directors Code of Ethics, reviews directors’ compliance with the Code, evaluates and makes recommendations to the Boards concerning any request for a waiver from the Code, and oversees our management’s processes and procedures for enforcement of the Code;
●	coordinates and facilitates an annual self-evaluation by the Boards of their performance, and reports the results of the self-evaluations to the Boards;
●	with the Chairman of the Boards and our Corporate Secretary, develops an orientation program for new directors and continuing education opportunities for incumbent directors;
●	oversees our efforts to effectively communicate with shareholders, including communications in connection with our Annual Meetings; and
●	makes recommendations to the Boards as appropriate regarding succession planning for key Board positions, our Chief Executive Officer and President, and other key positions as the Boards may request.

As provided in our Corporate Governance Guidelines and described above under the caption “CORPORATE GOVERNANCE – Director Independence,” our Board also has directed the Committee to assess each outside director’s independence and report its findings in connection with the Board’s annual review of transactions, relationships and other arrangements involving our directors and determination of which of the directors the Board considers to be “independent.” Between those annual determinations, on an ongoing basis the Committee is directed to monitor the status of each director and inform the Board of changes or events that may affect a director’s ability to exercise independent judgment.

Compensation Function. In its role as the joint compensation committee of the Boards, the Committee reviews and provides overall guidance to the Boards regarding our executive compensation and benefit programs. Under its charter, the Committee is directed to establish our overall compensation philosophy and determine the overall risk profile of our compensation program and practices, and to review, at least annually, all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to (1) determine whether there are potential areas of risk that reasonably could be expected to have a material adverse effect on our business and financial results, and (2) ensure continuing oversight and mitigation of risk within our and FCB’s compensation practices. Among its other duties, the Committee administers and approves all grants and payments of awards under FCB’s Long-Term Incentive Plan (the “LTIP”), and it makes recommendations to the Boards regarding all other executive compensation matters, including:

●	amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, our and FCB’s Chief Executive Officer and other executive officers; and
●	at the request of the Boards, amounts of cash and other compensation paid or provided to, and the adoption of or revisions to compensation, incentive, retirement, or other benefit plans that affect, other individually named officers or employees.

After receiving the Committee’s recommendations, the Boards make all final decisions on those other compensation matters. The Committee also reviews and makes recommendations to the Boards regarding amounts of compensation paid or provided to our directors.

In its review and consideration of compensation matters, the Committee works closely with our Chief Human Resources Officer and her staff. In considering compensation to be paid to our directors and our executive officers named in the Summary Compensation Table below, the Committee considers information provided by our Chairman and Chief Executive Officer, including, in the case of officers other than himself, information about those officers’ individual performance and his recommendations as to their compensation.

The Committee may retain the services of consultants or other advisors at our or FCB’s expense, and under its charter the Committee is directly responsible for the appointment, compensation, terms of engagement and oversight of the work of its consultants and advisors. Since 2013, the Committee has retained the services of Pay Governance, LLC, which is a national executive compensation consulting firm. Pay Governance’s engagement each year contemplates that it will prepare market and peer analyses comparing our executives’ compensation rates to the market compensation paid by similar financial services organizations to their officers in similar positions, advise the Committee regarding its responsibilities and developments in compensation rules and practices, consult with our management and the Committee regarding our annual and strategic plans and their compensation recommendations, and assist the Committee in its consideration of new, and changes in existing, compensation plans and strategies. Pay Governance also assists in the preparation and review of the Committee’s discussion of our executive compensation program included under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” and additional information about Pay Governance’s work with the Committee is contained under that heading. Other than in a consulting and advisory capacity, Pay Governance has no role in the Committee’s compensation decisions or recommendations made by the Committee to the Boards.

During early January 2015, representatives of Pay Governance met with the Committee to present its market and peer analyses and to discuss our executive and director compensation, market conditions and recent trends in executive compensation practices, our compensation philosophy, and various considerations that may affect our executive and director compensation decisions. Those representatives also met with our Chief Executive Officer to discuss the results of the market and peer analyses, our business strategies and management’s recommendations for 2015 base salaries of executive officers and proposed new LTIP award grants. Pay Governance participated in a later meeting during early 2015 at which the Committee formulated and approved its recommendations to our Boards for 2015 executive salary levels, 2015 director compensation, new LTIP award grants, and the Committee’s determination of the amounts of payments to be made for LTIP awards previously granted for the 2014 one-year performance period.

Pay Governance served as the committee’s independent consultant and, during 2015, did not provide other services for us or FCB. In accordance with Nasdaq’s listing requirements, each year the Committee reviews various factors (including the factors described in rules of the Securities and Exchange Commission) that may pose a conflict of interest on the part of its consultants and advisors as well as their individual representatives who provide services to the Committee. No conflict of interest was identified in the most recent review regarding Pay Governance.

In the future, the Compensation, Nominations and Governance Committee will review its engagement of Pay Governance each year, and the Committee may, if it chooses, request and consider proposals from other consulting firms and/or engage different consultants at any time.

Effect of Risk Management on Compensation

The Compensation, Nominations and Governance Committee regularly reviews our compensation philosophy and practices to determine the overall risk profile of our compensation program. As a part of that risk oversight process, on an annual basis the Committee reviews all of our and FCB’s compensation plans, including all incentive and variable pay plans within specific divisions of FCB, to identify any potential risks that reasonably could be expected to have a material adverse effect on our business and financial results, and to ensure continuing oversight and mitigation of risk within our compensation practices. At the request of the Risk Committee, the Compensation, Nominations and Governance Committee will make reports or provide information regarding matters relevant to the Risk Committee’s oversight responsibilities for our enterprise-wide risk management framework.

Some of our executive officers participate in FCB’s LTIP, and certain business units and divisions within FCB have incentive and variable pay plans that have unique structures, goals and reward levels in which other officers and employees participate. The Committee believes that, as currently administered, the LTIP is focused on performance goals that are aligned with our shareholders’ interests, that none of those other plans provide for award levels that are over-weighted to a specific business unit or service, and that a majority of those incentive plans have maximum payments or payout caps that the Committee believes protect our organization. Based on its most recent review, the Committee believes our and FCB’s current plans present no material risk elements that reasonably could be expected to have a material adverse effect on our business and financial results.

Compensation Committee Report

This report has been furnished by the Compensation, Nominations and Governance Committee, the members of which are named below, in the Committee’s capacity as the Boards’ joint compensation committee. The Committee has:

●	reviewed and discussed with management the Compensation Discussion and Analysis that is included in this proxy statement; and
●	based on that review and discussion, recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and Annual Report on Form 10-K.

The Compensation, Nominations and Governance Committee:

Lucius S. Jones            H. Lee Durham, Jr.            Robert E. Mason IV            Floyd L. Keels

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe the material components of our executive compensation program for our “Named Executive Officers” whose compensation is set forth in the 2015 Summary Compensation Table and other compensation tables contained in this proxy statement. Our 2015 Named Executive Officers are listed below, and we refer to them in this discussion as our “NEOs.”

●	Frank B. Holding, Jr. – Chairman and Chief Executive Officer
●	Craig L. Nix – Chief Financial Officer
●	Hope H. Bryant – Vice Chairman
●	Peter M. Bristow – President
●	Edward L. Willingham IV – Chief Operating Officer

We also provide an overview of our compensation philosophy and objectives, and we explain how and why the Compensation, Nominations and Governance Committee of our Board arrives at specific compensation policies and decisions involving the NEOs.

EXECUTIVE SUMMARY

Business Highlights

For the year ended December 31, 2015, our net income was $210.4 million, or $17.52 per share, an increase from $138.6 million, or $13.56 per share, during 2014. The $71.8 million, or 51.8 percent, increase in net income was due to higher net interest income resulting from strong core loan growth, the full year impact of the First Citizens Bancorporation, Inc. (“Bancorporation”) merger and the $42.9 million gain from the FDIC-assisted acquisition of Capitol City Bank & Trust (“Capitol City”). Our return on average assets increased to 0.68 percent during 2015, compared to 0.57 percent during 2014. Our return on average shareholders’ equity was 7.52 percent and 6.14 percent for the respective periods. Business highlights from 2015 included the following:

●	Capitol City Acquisition – In February 2015, FCB entered into an agreement with the FDIC to purchase certain assets and assume certain liabilities of Capitol City. The acquisition expanded FCB’s presence in Georgia and contributed a $42.9 million gain to current year earnings.
●	Strong Loan Growth – Loan growth continued during 2015, as total loans increased by a net $1.47 billion, or 7.8 percent, primarily driven by $1.71 billion of originated portfolio growth.
●	Improvement in Core Interest Income – Core interest income, which excludes accretion income earned on purchased credit impaired loans, increased by $206.6 million, or 31.9 percent, during 2015. Higher interest income on loans and leases of $172.2 million which resulted from strong originated loan growth, and a $32.0 million increase in investment securities interest income due to an improvement in investment yields, were the primary drivers. Interest income was also positively impacted by the full year impact of the Bancorporation merger.
●	Deposit Growth Continued – Deposit balances increased $1.25 billion, or 4.9 percent, to $26.93 billion at December 31, 2015, primarily due to organic growth in low-cost demand accounts.
●	Asset Quality Improved – Nonperforming assets were $169.0 million at December 31, 2015, down $1.9 million from $170.9 million at December 31, 2014. Net charge-offs were $18.9 million, or 0.10 percent of average loans and leases in 2015, compared to $29.6 million, or 0.20 percent, during 2014.
●	Acquired Impaired Loans Decline – Acquired impaired loans declined $236.0 million to $950.5 million at December 31, 2015, reflecting continued loan runoff of $373.6 million, offset by net loans acquired from Capitol City which totaled $137.6 million at December 31, 2015.
●	Well Capitalized – BancShares implemented Basel III guidelines effective January 1, 2015. BancShares remained well capitalized with a Tier 1 leverage ratio of 8.96 percent, Tier 1 risk-based capital of 12.65 percent, common equity Tier 1 ratio of 12.51 percent and total risk-based capital ratio of 14.03 percent at December 31, 2015.

On October 1, 2014, we acquired Bancorporation and its bank subsidiary, First Citizens Bank and Trust Company, Inc. (“FCB-SC”), in a merger transaction (the “Merger”). On January 1, 2015, FCB and FCB-SC were combined into one bank. The combined FCB now operates more than 550 branches in 18 states and the District of Columbia. We are currently the largest family-controlled bank in the nation and the sixth-largest bank franchise headquartered in the Southeast.

Executive Compensation Highlights

The Committee has continued to focus on performance-based components of executive compensation in order to improve the overall effectiveness of the program. During 2015, the Committee again engaged Pay Governance LLC to evaluate our executive compensation components and assist the Committee in creating a program that is both fair and effective. Following this review, the Committee made the following decisions for 2015 and 2016 compensation components:

●	2015 Base Salaries – The Committee recommended no increase in our Chief Executive Officer’s base salary and minimal increases for our other NEOs for 2015.
●	2016 Base Salaries – The Committee recommended no increase in our Chief Executive Officer’s base salary, 3.17% increases in the base salaries of three of our other NEOs, and an 8.91% increase in the base salary of our Chief Financial Officer, for 2016.

●	2015 Long-Term Incentive Plan Grants – During 2015, the Committee approved new cash-based performance awards under the LTIP tied to growth in the tangible book value (TBV) per share of our common stock plus cumulative dividends paid per share on the stock.
●	2016 Award Payments and Grants – During 2016, the Committee approved payment of the two-year transitional awards previously granted under the Long-Term Incentive Plan for the 2014-2015 performance period, and it approved the grant of new awards under the Plan for a three-year performance period (2016-2018).
●	2015 Discretionary Bonuses – During January 2016, the Committee recommended the payment of cash bonuses to our Chief Financial Officer and our President for 2015.

We continue to have no change of control agreements with any of our NEOs and to provide no equity-based awards.

Consideration of Last Year’s “Say-on-Pay” Vote

At each Annual Meeting since 2011, our shareholders have voted on a non-binding advisory proposal (a “say-on-pay” proposal) to approve the compensation of our NEOs as described in the proxy statement for that meeting. As in prior years, at our 2015 Annual Meeting, our shareholders overwhelmingly approved the proposal with over 98% of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the meeting being cast for approval. Among other factors described in this discussion, the Committee considered the voting results on those proposals in connection with its reviews and decision-making process during 2015 and in the setting of executive officer compensation for 2016.

Another say-on-pay proposal will be submitted for a vote of our shareholders at the 2016 Annual Meeting. At our 2011 Annual Meeting, our shareholders considered a “say-on-frequency” proposal in which they could indicate whether they preferred that we hold future say-on-pay votes every year, once every two years or once every three years. The majority of votes cast favored a say-on-pay vote every three years. However, following that meeting, our analysis of the voting indicated that a number of shareholders appeared to prefer that a vote be held every year. As a result, based on the recommendations of the Committee, our Board of Directors determined that it would submit say-on-pay proposals for a vote of shareholders on an annual basis until the next required say-on-frequency vote by shareholders at the 2017 Annual Meeting. Going forward, the results of voting on say-on-pay proposals at each Annual Meeting, as well as any feedback received by the Committee from shareholders outside the voting process, will be taken into consideration each year in the Committee’s continuing evaluation of our executive compensation plans, policies and practices and in its decisions regarding executive compensation.

Our Executive Compensation Philosophy and Objectives

Our executive compensation program is administered by the Committee. The Committee endeavors to both align our executive officers’ compensation with our long-term business philosophy and achieve our objectives of:

●	rewarding year-over-year performance and long-term loyalty;
●	balancing business risk with sound financial policy and shareholder safety, and aligning the interests of our executive officers with those of our shareholders;
●	enabling FCB to attract and retain qualified executive officers; and
●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Because we do not provide any equity-based compensation to our executive officers, we do not have stock ownership requirements or guidelines for executive officers. However, as discussed elsewhere in this proxy statement, our Board of Directors, upon the recommendation of our Audit Committee, has adopted a policy that prohibits our executive officers from hedging, or pledging as collateral for any loan, any shares of our common stock they own, subject to exceptions for certain pledges approved by our Audit Committee following a review of relevant factors and for certain “grandfathered” pledges. For purposes of the policy, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.

The Process of Evaluating Executive Officer Compensation

Each year in January, the Committee reviews total compensation paid or provided to our executive officers, considers changes in the executive officers’ base salaries, and makes recommendations to the Boards of Directors for salary increases to our and FCB’s executive officers for the year following our next Annual Meeting. Each year the Committee also will approve payments and the grant of new awards under the Long-Term Incentive Plan. After receiving the Committee’s recommendations, the Boards approve all executive officer compensation, with the exception of payments and awards under the Long-Term Incentive Plan which are the responsibility of the Committee. In reviewing executive officer compensation, the Committee considers:

●	the scope of the officers’ responsibilities;
●	market analyses provided by the Committee’s independent consultant that compare our executive officers’ salaries to compensation paid to persons in each officer’s position in similar financial services organizations;
●	our overall financial and operating performance;
●	general individual performance; and
●	internal equity of our executive officers’ current compensation.

In setting compensation paid to our executive officers for 2015, the Committee again retained the services of Pay Governance LLC as its independent compensation consultant. As part of their services Pay Governance prepared market analyses for the Committee comparing our executives’ then current compensation rates to the market median compensation paid by similar financial services organizations to their officers in similar positions. The analyses focused on:

●	base salary;
●	total cash compensation (which included base salary and target annual incentive awards); and
●	total direct compensation (which included total cash compensation and the expected value of long-term incentives).

For purposes of the market analyses, Pay Governance used Towers Watson’s Financial Services Executive Compensation Database, which includes pay data for nearly 200 financial services industry companies. Our executive positions were compared to similar positions in similarly sized organizations. Statistical regression analyses were also performed to size-adjust the survey data to achieve a close correlation with our total asset scope, providing a more accurate view of the market data.

To further assist the Committee in understanding the compensation marketplace in which we compete, publicly available proxy-reported data were also reviewed for a group of industry peer companies consisting of 19 publicly traded financial institutions that have assets between $15 billion and $75 billion and that primarily concentrate on retail and business banking operations headquartered in the United States.

Our peer companies used in making pay decisions for 2015 consisted of the following 19 companies:

Associated Banc-Corp	First Horizon National Corporation	Synovus Financial Corp.
BOK Financial Corporation	First Niagara Financial Group, Inc.	TCF Financial Corporation
City National Corporation	FirstMerit Corporation	Valley National Bancorp
Commerce Bancshares, Inc.	Fulton Financial Corporation	Webster Financial Corporation
Cullen/Frost Bankers, Inc.	Hancock Holding Company	Wintrust Financial Corporation
East West Bancorp, Inc.	Huntington Bancshares, Inc.	Zions Bancorporation
Susquehanna Bancshares, Inc.

The Committee generally compares the compensation of each NEO in relation to the 50th percentile of the peer group for similar positions. In addition, the Committee takes into account various factors such as our performance within the peer group, the unique characteristics of each individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range. Generally, differences in the levels of total direct compensation among the NEOs are driven primarily by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

EXECUTIVE COMPENSATION COMPONENTS

For 2015, our executive compensation program included the following elements:

Compensation Component	Component Elements	Purpose	Component Risk Profile
Base Salary	● Cash	To provide fixed annual compensation that is comparable with other financial institutions and helps attract and retain associates.	Low

Long-Term Incentive Plan	● Performance-based cash	To promote a closer identification of the interests of participants with company interests and the interests of shareholders and to stimulate efforts to enhance efficiency, profitability, growth and value.	Low

Discretionary Cash Bonuses	● Cash	To provide additional cash compensation from time to time to selected officers based on various special factors, including performance and internal pay equity among executive officers.	Low

Retirement Benefits	● Defined benefit pension plans ● Matching and profit-sharing contributions to Section 401(k) defined contribution plans	To provide competitive levels of retirement income for all employees.	Low

Non-qualified Separation from Service Agreements	● Cash ● Death Benefit	To retain and reward the long-term loyalty of certain key decision makers, and to assure their continued loyalty following a separation from service.	Low

Perquisites

●    Installation and monitoring of home security systems

●    Staff services for personal activities

●    Limited other personal benefits provided from time to time, including relocation and other Merger-related benefits

		To provide limited personal benefits to certain executive officers in furtherance of our risk management program, for the officers’ convenience, and for other specific purposes..	Low

Base Salaries

Base salaries have historically represented the primary component of our executive compensation program. In making its recommendations regarding 2015 and 2016 base salaries for our NEOs, the Committee considered various factors, including our 2014 and 2015 financial and operating performance.

Our Chairman and Chief Executive Officer did not receive an adjustment in base salary for 2015 or 2016. Consideration of his 2015 and 2016 base salary rates took into account his total compensation, including the long-term incentive opportunities provided to him under the Long-Term Incentive Plan.

In considering its recommendations for increases for 2015 and 2016 in base salaries of our other NEOs, the Committee took into account their 2014 and 2015 total compensation, the market analyses prepared by Pay Governance, and information provided by our Chairman and Chief Executive Officer, including his assessment of those officers’ individual performance and his recommendations as to their compensation. The Committee also considered the long-term incentive opportunities under the Long-Term Incentive Plan.

The following table shows the base salary rates and percentages of salary increases for our Chairman and Chief Executive Officer and our other NEOs for 2015 and 2016. The 2014 and 2015 base salary rates in the table reflect the listed officers’ annual base salary rates approved by the Boards that became effective on April 1 of each year. Because those base salary rates did not become effective until April 1, the salary rates listed for some NEOs in the table below may be higher than the dollar amounts of 2014 and 2015 base salaries those officers actually received during those years as listed in the Summary Compensation Table.

	2014 Base Salary Rate		Percentage Increase	2015 Base Salary Rate	Percentage Increase	2016 Base Salary Rate
Mr. F. Holding, Jr. Chairman and CEO	$955,000		0%	$955,000	0%	$955,000

Mr. C. Nix Chief Financial Officer	500,000	(1)	1.00%	505,000	8.91%	550,000

Mrs. H. Bryant Vice Chairman	625,000		0.80%	630,000	3.17%	650,000

Mr. P. Bristow President	625,000	(1)	0.80%	630,000	3.17%	650,000

Mr. E. Willingham, IV President	625,000		0.80%	630,000	3.17%	650,000

(1)	Mr. Nix’s and Mr. Bristow’s 2014 salaries are annualized amounts. They were first employed by FCB on October 1, 2014, upon the completion of the Merger. The actual amounts of salary paid to them by FCB during 2014 following the Merger are reflected in the “Salary” column of the “Summary Compensation Table.”

Long-Term Incentives

FCB’s Long-Term Incentive Plan (“LTIP”). During 2014, and as part of the effort to move to a more performance-based compensation structure, the Committee and our Board recommended, and our shareholders approved, a performance-based LTIP to reinforce the link between the long-term interests of our executive officers and our shareholders, and to motivate and reward executive officers for their contributions toward achieving our long-term business objectives. Cash incentive awards may be granted by the Committee under the LTIP which are expressed as percentages of officers’ base salaries and represent opportunities to receive cash payments following stated performance periods based on the extent to which performance objectives set by the Committee at “threshold” (i.e. minimum), “target” and “stretch” (i.e. maximum) levels are met or exceeded during those performance periods. In setting the amounts of awards, the Committee attempts to provide our NEOs with aggregate amounts of salary and incentive opportunities each year that it considers appropriate based on the market analyses of total compensation for officers of other companies in similar positions as our NEOs.

During February 2014, the Committee granted three initial awards under the LTIP to each participant, including Mr. Holding, Mrs. Bryant and Mr. Willingham. In order to transition into the new Plan, the initial awards were “staggered” with one-year, two-year and three-year performance periods commencing January 2014, with the expectation that, following the transition, future awards likely would be granted each year covering new three-year performance periods. Consistent with those initial awards, during January 2015 a new three-year award was granted to each of Mr. Holding, Mrs. Bryant, Mr. Bristow and Mr. Willingham for the 2015-2017 performance period. Three staggered awards for the 2014-2015, 2014-2016 and 2015-2017 performance periods were granted to Mr. Nix who had become an officer of FCB in connection with the Merger and became a participant in the LTIP for the first time in 2015. Mr. Bristow also became a plan participant for the first time in 2015, but awards with performance periods commencing before 2015 were not be granted to him. As was the case with the initial awards, under each of the new awards a percentage (the “Award Percentage,” which could exceed 100%) of the “target amount” of each award could be earned at the end of its performance period based on the rate of growth in the tangible book value (“TBV”) of our common stock plus cumulative dividends per share paid over the performance period that applies to that award (the “TBV+D Growth Rate”). The TBV+D Growth Rate is determined according to the following formula:

(Ending TBV minus Beginning TBV) plus cumulative dividends

Beginning TBV

“Beginning TBV” is measured at the beginning of the relevant performance period, while “Ending TBV” is measured at the end of the relevant performance period. The Committee believes that book value per share is a key metric in valuing banks, insurance companies, and investment firms and is closely followed by investors. The threshold, target and maximum performance levels set by the Committee for the awards granted during 2015 (TBV+D Growth Rates of 10.5%, 22.5% and 36% for the three-year awards, and TBV+D Growth Rates of 7%, 15% and 24% for the two-year award granted to Mr. Nix) would result in Award Percentages of 50%, 100% and 125%, respectively, of the target awards. The Committee believes the performance goals set for the awards are reasonably achievable at the threshold level, but that there is a low probability that we will reach the “stretch” level of performance during the performance periods.

During January 2016, the Committee approved payments for the two-year awards previously granted for the 2014-2015 performance period. Although our actual TBV+D Growth Rate for the 2014-2015 performance period (as adjusted to eliminate extraordinary and nonrecurring items during 2014) would result in an Award Percentage of 97.77% of the target level set by the Committee, the Committee exercised its discretion under the Plan to reduce the Award Percentage to 91.88% of the target awards as an offset to the Merger-related adjustment during 2014 and it approved payments to our NEOs at that level. Those payments are listed on the 2015 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. No payment was made to Mr. Bristow under the LTIP since no award had been granted to him for the 2014-2015 performance period. However, as indicated below under the caption “Discretionary Bonuses,” the Committee recommended a discretionary bonus to Mr. Bristow for 2015.

A listing of the new awards granted during 2015, and additional information regarding the LTIP and the payments approved by the Committee for the 2014-2015 performance period, is provided in the “GRANTS OF PLAN-BASED AWARDS” table and the narrative discussion that follows it.

During January 2016, the Committee also approved the grant of new awards to selected executive officers, including our NEOs, under the LTIP for a three-year performance period (2016-2018). As is the case with all previously granted awards, the new awards may be earned based on our TBV+D Growth Rate during the performance period in comparison to goals set by the Committee at threshold, target and stretch levels corresponding to payout opportunities that range from 50% to 125% of the target awards. The threshold, target and stretch performance levels set by the Committee for the new three-year awards are TBV+D Growth Rates of 10.5%, 22.5% and 36.0%, which would result in Award Percentages of 50%, 100% and 125%, respectively, of the target awards.

The following table lists amounts that could be paid to our NEOs at each performance level under all outstanding LTIP awards they currently hold that may become payable in future years, including the awards granted to them during 2016 for the 2016-2018 performance period.

Name	Performance Period	Percentage of Base Pay	Threshold Level	Target Level	Stretch Level
Frank B. Holding, Jr.	2014 – 2016	90%	$429,750	$859,500	$1,074,375
	2015 – 2017	140%	668,500	1,337,000	1,671,250
	2016 – 2018	175%	835,625	1,671,250	2,089,062

Craig L. Nix	2014 – 2016	50%	126,250	252,500	315,625
	2015 – 2017	80%	202,000	404,000	505,000
	2016 – 2018	100%	275,000	550,000	687,500

Hope H. Bryant	2014 – 2016	60%	187,500	375,000	468,750
	2015 – 2017	65%	203,125	406,250	507,813
	2016 – 2018	135%	438,750	877,500	1,096,875

Peter M. Bristow	2015 – 2017	65%	204,750	409,500	511,875
	2016 – 2018	135%	438,750	877,500	1,096,875

Edward L. Willingham IV	2014 – 2016	60%	187,500	375,000	468,750
	2015 – 2017	85%	265,625	531,250	664,063
	2016 – 2018	135%	438,750	877,500	1,096,875

Discretionary Bonuses

In previous years, our Chairman and Chief Executive Officer occasionally has recommended, and the Committee has considered, payment of a discretionary cash bonus to one or more individual executive officers based on particular performance and achievements or other factors related to the retention of motivated and talented executive officers.

As described in this proxy statement under the caption “EXECUTIVE COMPENSATION – FCB-SC’s Long Term Compensation Plan,” prior to the Merger FCB-SC had a Long Term Compensation Plan (the “LTCP”) under which discretionary cash bonuses were awarded each year to selected salaried associates of FCB-SC and Bancorporation for individual and bank-wide performance during the preceding year. The LTCP has been terminated, and no new awards will be made under it for performance for 2015 or any future year. However, during 2013 and 2014, FCB-SC’s board of directors approved awards for performance during 2012 and 2013 which, subject to continued employment requirements, were payable on a deferred basis in 2016 and 2017, respectively. In connection with the Merger, FCB agreed to assume FCB-SC’s obligation to make those remaining deferred payments to LTCP participants for their previously-approved awards, including awards granted by FCB-SC to Mr. Nix and Mr. Bristow for performance during 2012. On December 31, 2015, those 2012 awards became payable, and FCB has paid Mr. Bristow’s 2012 award. In the case of Mr. Nix’s 2012 award, a condition of the award granted to him during 2015 under FCB’s LTIP for the 2014-2015 performance period was that Mr. Nix would be eligible to receive the greater of the payment due to him for his 2012 LTCP award or the payment for that LTIP award, but not both payments. As a result, no payment was made to Mr. Nix for his 2012 LTCP award. The amount paid to Mr. Bristow for his 2012 LTCP award is included in the amount listed on the 2015 line of the “Bonus” column of the Summary Compensation Table. The Committee had no discretion regarding the amount or timing of that LTCP payment to Mr. Bristow.

During January 2016, the Committee recommended, and the Board of Directors approved, discretionary bonuses for Mr. Nix and Mr. Bristow. In recommending Mr. Nix’s bonus, the Committee considered his 2015 total compensation in relation to the market and peer analyses and the compensation of our other NEOs, and his efforts and performance during 2015 in his new position following the Merger. The Committee recommended the bonus paid to Mr. Bristow as part of his transition into participation in the LTIP and in light of the fact that he had not been granted an LTIP award for the 2014-2015 performance period (which were being paid to all other NEOs in 2016) and would not receive a payment under the LTIP. The Committee also considered Mr. Bristow’s 2015 total compensation in relation to the market and peer analyses, and the amounts of payments under the LTIP that would be made to the other NEOs. The amounts of discretionary bonuses paid to Mr. Nix and Mr. Bristow for 2015 are included in the amounts listed on the 2015 line of the “Bonus” column of the Summary Compensation Table.

Retirement Plans

We maintain the following qualified plans under which retirement benefits are provided:

●	two defined benefit pension plans, including our plan and a separate plan previously maintained by FCB-SC which, in connection with the Merger, FCB agreed to maintain and administer to provide benefits to FCB-SC’s former officers and employees who were participants in that plan, including those who became FCB’s officers and employees;
●	a Section 401(k) defined contribution plan; and
●	an enhanced Section 401(k) defined contribution plan.

While FCB-SC’s pension plan remains in effect, FCB-SC’s Section 401(k) plans were merged into FCB’s corresponding plans in connection with the Merger, and the plan accounts of FCB-SC’s employees became accounts under our plans.

During 2007, our Board approved changes to our retirement plan program. These changes were recommended by a special committee of the Board and were designed to reduce the volatility of our pension plan expense, while preserving the competitive retirement benefits we provide to our associates. FCB-SC’s board of directors approved similar changes to FCB-SC’s retirement plan program. The changes by both companies included the retention of pension and Section 401(k) plans as they existed at the time the changes were made (now referred to as the “legacy plans”), and the addition of “enhanced” Section 401(k) plans. New associates hired after the changes were made would participate only in the enhanced Section 401(k) plans and would not become participants in the pension plans. Eligible associates hired by FCB or FCB-SC on or before specified dates made one-time elections to:

●	continue to participate in their legacy pension and Section 401(k) plans; or
●	participate only in the enhanced Section 401(k) plans rather than the legacy Section 401(k) plans, in which case they would continue to be participants in the pension plans, but their pension plan benefit service would be frozen and no further benefits would accrue.

Each of our NEOs elected to remain in the legacy plans.

A brief description of our qualified plans is set forth in the table below.

Benefit	Description
FCB and FCB-SC Defined Benefit Pension Plans	Provides a monthly retirement benefit based on a formula that takes into account a participant’s compensation covered by the plan and his or her years of service

Legacy Section 401(k) Defined Contribution Plan (for associates electing to continue participation in the defined benefit pension plans)	Provides a matching employer contribution to each participant’s account of up to 4.5% of the participant’s eligible compensation, but not more than $11,925

Enhanced Section 401(k) Defined Contribution Plan (for associates not participating in the defined benefit pension plans)	Provides a matching employer contribution to each participant’s account of up to 6% of the participant’s eligible compensation (the 2015 maximum matching contribution was $15,900). In addition, a profit sharing contribution is made to each participant’s account equal to 3% of the participant’s eligible compensation (the 2015 maximum profit sharing contribution was $7,950)

Further information about the terms of FCB’s and FCB-SC’s pension plans (including the calculation of benefits under the plans), as well as our legacy and enhanced Section 401(k) plans (including the calculation of matching contributions), is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

Non-Qualified Separation from Service Agreements

FCB has entered into non-qualified separation from service agreements with certain of its executive officers that provide for payments to them for a period of ten years following a separation from service that occurs no earlier than an agreed-upon age. Mr. Nix and Mr. Bristow are parties to substantially similar agreements which were originally entered into between them and FCB-SC and which FCB assumed in connection with the Merger. The agreements are intended to help us retain and reward the long-term loyalty of key officers within our organization, and to assure their continued loyalty following a separation from service. Because payments will be made to the officers only if they continue in FCB’s employment until their agreements vest, the Committee believes the agreements are consistent with our objective of encouraging and rewarding long-term loyalty. The Committee also believes the additional long-term benefit provided to these executive officers under the agreements helps to make our compensation program more competitive given that we have not historically provided equity-based compensation, and we only recently have begun paying long-term incentives, under which the executive officers can build wealth. No payments are made under the agreements until there is a separation from service and, in return for payments, each officer is obligated to provide limited consultation services to, and not to compete against, FCB during the payment period. Further information about the terms of the agreements is contained in this proxy statement below under the caption “EXECUTIVE COMPENSATION – Retirement Benefits and Separation from Service Payments.”

Our Chairman and Chief Executive Officer recommends officers to the Committee to be considered for an agreement, and he recommends the amount of monthly payments for each officer’s agreement. The Committee considers those recommendations in the context of the officers’ positions and other compensation and, if it concurs, it recommends approval to the Boards of Directors. The amounts of payments provided for in the current agreements with our NEOs are calculated as percentages, ranging from 25% to 45%, of the officers’ base salaries at the time their agreements were approved. From time to time the agreements may be amended to change the amounts and/or percentages used in the calculation of payments in order to reflect increases in officers’ base salaries. Those adjustments are recommended by the Chairman and Chief Executive Officer to the Committee for consideration and recommendation to the Boards of Directors. There were no adjustments to agreements with our current NEOs during 2015.

Personal Benefits

We do not provide an extensive array of perquisites or personal benefits to our executive officers, other than those benefits (including individual and family group insurance coverages) that are available generally to all our employees. However, for the convenience of our officers, or under our risk management program, from time to time certain of our executive officers do receive, or are deemed to have received, other benefits that are not directly related to the performance of their duties as executive officers or that otherwise confer a benefit that has a personal aspect. Also, as described below, we have provided some non-recurring personal benefits in connection with the Merger. As part of its review of our executive officers’ overall compensation each year, the Committee reviews all personal benefits being provided or proposed to be provided to executive officers, and it recommends to the Boards of Directors whether those benefits should be approved or continued. Such benefits that certain of our NEOs received, or were deemed to have received, during 2015 included:

●	installation, maintenance and monitoring of security systems in the residences of certain NEOs under our risk management program;
●	services of staff personnel that we attribute to officers’ personal activities; and
●	in the case of Mr. Nix and Mr. Bristow, certain benefits related to the Merger, including reimbursements for moving-related expenses in connection with their relocations to North Carolina, a medical insurance subsidy representing the difference between premiums Mr. Nix paid under FCB-SC’s plan as compared to FCB’s plan, and a payment to Mr. Bristow equal to the difference between the appraised value and the sale price of his former South Carolina residence.

During 2005, and upon the Committee’s recommendation, the Boards of Directors first approved a policy (which was reaffirmed during 2014) under which FCB will, as deemed advisable, install, maintain and monitor security systems in the homes of certain executive officers. The Boards concluded that the safety of our key executive officers is a business concern, and they approved the recommended policy as part of our risk management program. Under the policy, each officer in whose home FCB installs a security system agrees to purchase that equipment from FCB, at its depreciated book value, following retirement or other termination of employment. During 2015, FCB maintained and monitored previously installed security systems in the residences of each of Mr. Holding, Mr. Willingham and Mrs. Bryant. Following the Merger, FCB also maintained and monitored a security system that had been installed by FCB-SC in Mr. Nix’s South Carolina home and, following his relocation to North Carolina during 2015, FCB installed and monitored a security system in his new residence. Mr. Bristow also has relocated to North Carolina and, during 2016, we expect to install and monitor a security system in his home.

We monitor our executive officers’ use of administrative personnel. To the extent those employees provide services that relate to the officers’ personal activities, we estimate the staff time devoted to those services and treat our compensation and benefits expense related to that time as a personal benefit. Those expenses are treated as taxable income to the officers.

The amounts of each NEO’s benefits for which we believe our incremental costs exceeded an aggregate of $10,000 during 2015 are included on the 2015 line of the “All Other Compensation” column of the Summary Compensation Table, and the benefits are listed in the footnotes to that table.

Tax and Accounting Implications; Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code and applicable IRS regulations disallow a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to their chief executive officers and three other most highly compensated executive officers (other than their chief financial officers). The Committee considers the impact of those regulations in connection with its decisions regarding the compensation of our executive officers. However, we reserve the right to pay compensation to executive officers, including our Chief Executive Officer, which may not be deductible.

EXECUTIVE OFFICERS

We consider our and FCB’s officers who are listed below to be our current executive officers. Each individual is subject to re-election as an officer each year.

Name and Age	Positions with FCB and Us

Frank B. Holding, Jr. 54	FCB’s and our Chairman since February 2009, and FCB’s and our Chief Executive Officer since January 2008. Previously, Chief Executive Officer of our former subsidiary, IronStone Bank, from February 2009 to January 2011, and our and FCB’s President from 1994 to February 2009. Employed by FCB since 1983.

Hope H. Bryant 53	FCB’s and our Vice Chairman since January 2011 and Corporate Sales Executive since October 2014. Previously, President of our former subsidiary, IronStone Bank, from 2006 until January 2011, and FCB’s Executive Vice President from 2002 until January 2011. Employed by FCB since 1986.

Peter M. Bristow 50	FCB’s and our President and Corporate Sales Executive since October 2014. Previously, Executive Vice President and Chief Operating Officer of Bancorporation, and President and Chief Operating Officer of FCB-SC, from 2001 to 2014. Employed by FCB since 2014.

Edward L. Willingham IV 61	FCB’s and our Chief Operating Officer since October 2014. Previously, FCB’s and our President from 2009 to October 2014, and Executive Vice President of FCB from 1992 to February 2009. Employed by FCB since 1987.

Craig L. Nix 44	FCB’s and our Chief Financial Officer since November 2014. Previously, Executive Vice President and Chief Financial Officer of Bancorporation and FCB-SC from 2001-2014. Employed by FCB since 2014.

Jeffery L. Ward 55	FCB’s and our Chief Strategy Officer since October 2014. Previously, Regional Executive Vice President of FCB from 2004 to 2014. Employed by FCB since 1992.

Barry P. Harris IV 61	FCB’s Executive Vice President and Chief Legal Officer, and our Vice President and Chief Legal Officer, since January 2012. Previously, practicing attorney with Ward and Smith, P.A., Raleigh, NC from 2005 to January 2012; Chief Counsel, Banc of America Investment Services, Inc., Charlotte, NC (previously NationsSecurities, Inc.) from 1994 to 2004; and Associate General Counsel, NationsBank, Charlotte, NC from 1992 to 1994. Employed by FCB since 2012.

Blake R. Coules 57	FCB’s Executive Vice President and Chief Risk Officer, and our Vice President and Chief Risk Officer, since August 11, 2014. Previously, Chief Credit Officer of Vantage South Bank, Burlington, NC from 2013 to August 2014; Chief Data Officer of PNC Bank from 2011 to 2013, and Senior Vice President of RBC Bank from 2006 to 2011. Employed by FCB since 2014.

Lorie K. Rupp 51	FCB’s Executive Vice President since April 2014, our Vice President since November 2014, and FCB’s and our Chief Accounting Officer since 2013. Previously, Consulting Director with KPMG, LLP from 2011 to 2013; Senior Vice President of Accounting and Finance of Regions Financial Corporation from 2008 to 2009; and Senior Vice President of Finance of Bank of America from 1990 to 2008. Employed by FCB since 2013.

Ricky T. Holland 62	FCB’s Executive Vice President and Chief Credit Policy Officer since October 2007. Previously, Group Vice President of our former subsidiary, IronStone Bank, from 2006 to 2011, Chief Credit Officer from 2007 to 2011, and Senior Vice President and Regional Business Executive from 2002 until 2006. Employed by IronStone Bank or FCB from 1993 to 2000 and from 2002 to the present.

Lou J. Davis 63	FCB’s Chief Human Resources Officer since 1999 and Executive Vice President since 2002. Employed by FCB since 1997.

Name and Age	Positions with FCB and Us

Donald E. Preskenis 49	FCB’s Executive Vice President and General Auditor since March 2010. Previously, FCB’s Senior Vice President and Senior Audit Manager from 2005 to 2010; Internal Auditor for MassHousing Financing Agency (a state housing agency) from 2004 to 2005; and Vice President and Regional Audit Manager of Sovereign Bank from 2000 to 2004. Employed by FCB since 2005.

Dorothy F. Ramoneda 57	FCB’s Executive Vice President since January 2014 and Chief Information Officer since 2012. Previously employed by Progress Energy, a North Carolina utilities company, from 1996 to 2012 where she most recently had served as Chief Information Officer since 2002. Employed by FCB since 2012.

Julie M. Sizer 49	FCB’s Executive Vice President and Chief Bank Operations Officer since May 2015. Previously, employed by FCB-SC as Operation and Support Services Director from 2012 to 2015 and Change Management Services Director from 2006 to 2012. Employed by FCB since 2015.

EXECUTIVE COMPENSATION

Summary

The Summary Compensation Table below shows the cash and certain other compensation paid (or proposed to be paid) or provided by FCB to or deferred by the named executive officers listed in the table (our “NEOs”) for 2015, 2014, and 2013. Our NEOs also serve as executive officers of FCB. They are compensated by FCB for their services as its officers, and they receive no separate salaries or other compensation from us. All of our executive officers are employed on an “at will” basis and are subject to re-election as officers each year, and none of them have employment agreements with us or FCB. We do not have any plans under which stock options or grants or other equity awards are made to NEOs or any other officers or employees.

SUMMARY COMPENSATION TABLE

Name and Principal Position During 2015	Year	Salary (3)	Bonus (4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Frank B. Holding, Jr. (1)	2015	$955,000	$-0-	$614,218	$-0-	$11,925	$1,581,143
Chairman and	2014	955,000	-0-	451,954	508,152	11,700	1,926,806
Chief Executive Officer	2013	943,750	300,000	-0-	-0-	11,475	1,255,225

Craig L. Nix (2)	2015	$505,000	$150,000	$231,997	$11,850	$134,274	$1,033,121
Chief Financial Officer	2014	187,400	85,000	200,000	181,276	14,583	668,259

	2015	$628,750	$-0-	$344,550	$-0-	$11,925	$985,225
Hope H. Bryant (1)	2014	625,000	-0-	246,484	342,438	11,700	1,225,622
Vice Chairman	2013	613,750	200,000	-0-	-0-	11,475	825,225

Peter M. Bristow (1)(2)	2015	$630,000	$344,550	$-0-	$23,045	$256,820	$1,254,415
President	2014	258,650	100,000	281,250	295,574	30,994	966,468

	2015	$628,750	$-0-	$344,550	$57,611	$11,925	$1,042,836
Edward L. Willingham IV	2014	625,000	-0-	246,484	408,588	11,700	1,291,772
Chief Operating Officer	2013	616,250	200,000	-0-	-0-	11,475	827,725

(1)	Mr. Holding, Mrs. Bryant and Mr. Bristow each served as a member of our and FCB’s Boards of Directors during 2015, but they received no additional compensation for their services as directors.
(2)

Mr. Nix previously served as Chief Financial Officer of Bancorporation and FCB-SC. He became FCB’s employee on October 1, 2014, and was appointed as our and FCB’s Chief Financial Officer effective November 6, 2014. Mr. Bristow previously served as Executive Vice President and Chief Operating Officer of Bancorporation, and President of FCB-SC. He became FCB’s employee and was appointed to serve as our and FCB’s President effective October 1, 2014. Their listed amounts for 2014 include compensation FCB paid to them for 2014 following the Merger, and amounts representing compensation or benefits for 2014 to which they became entitled as officers of Bancorporation and FCB-SC but for which

FCB became responsible for payment in connection with the Merger. Those amounts exclude 2014 compensation Bancorporation or FCB-SC paid to them prior to the Merger.
(3)	Salary amounts include the portion of each officer’s base salary paid by FCB that was deferred at the officer’s election under our Section 401(k) plans and, in the case of Mr. Nix and Mr. Bristow only, additional portions of their 2014 base salaries deferred at their election after they became our officers under a non-qualified deferred compensation plan that FCB assumed from FCB-SC in the Merger as described in the narrative discussion under the caption “Non-Qualified Deferred Compensation.” No deferrals were made under that plan during 2015.
(4)	The 2015 amounts listed for Mr. Nix and Mr. Bristow include, for Mr. Nix, a discretionary bonus of $150,000 paid to him during February 2016 for performance during 2015 and, for Mr. Bristow, (i) a bonus of $85,000 originally awarded to him by FCB-SC during 2013, for performance during 2012, subject to his continued employment until December 31, 2015, under FCB-SC’s Long Term Compensation Plan, as described in the narrative discussion under the caption “FCB-SC’s Long Term Compensation Plan,” and (ii) an additional discretionary bonus of $259,550 paid to him during February 2016 for performance during 2015. Additional information regarding these bonuses is contained in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”
(5)	Reflects amounts paid to Mr. Holding, Mr. Nix, Mrs. Bryant and Mr. Willingham with respect to awards for the 2014-2015 performance period under FCB’s Long-Term Incentive Plan, as described in the narrative discussion under the caption “FCB’s Long-Term Incentive Plan.” Mr. Bristow was not a participant in and did not receive a payment under that plan for the 2014-2015 performance period.
(6)	Amounts in this column consist of two components, including:

●	“Change in Pension Value,” which represents the net aggregate amount of the increase, if any, for each year in (i) the actuarial present value of the officers’ accumulated benefits under defined benefit pension plans, and (ii) the present value of monthly payments that would be made to the officers in the future for a period of ten years following their separation from service at agreed upon ages under separation from service agreements between them and FCB; and
●	“Nonqualified Deferred Compensation Earnings,” which represents amounts of interest paid on nonqualified deferred compensation that is considered to be “above market” under the Securities and Exchange Commission’s disclosure rules.

“Change in Pension Value” amounts do not represent payments actually received by officers. As further described in the narrative discussion under the caption “Retirement Benefits and Separation from Service Payments,” present values of benefits and payments under the pension plans and separation from service agreements are separately determined each year as of December 31 in order to reflect the amounts of our future obligations to the named officers under the plans and those agreements in our consolidated financial statements. They are calculated based on a number of assumptions, including assumptions regarding future events (including, in the case of the pension plans, mortality assumptions), as well as a rate of interest used to discount future benefits and payments to present values. Under financial and pension accounting principles, those assumptions and the discount rate change from time to time. In general, the present value of an officer’s future payments increases as the time before the commencement of those payments decreases, but changes in the assumptions and the discount rate we use also can result in increases or decreases in present values. The discount rates used for calculating the present values for each year covered in the table below were 4.68% for 2015, 4.27% for 2014, and 4.90% for 2013. For each officer, the net aggregate amount of change in value for 2015 was significantly lower than the amount of change shown for 2014 resulting primarily from the increase in the discount rate used in determining present values (as compared to 2014) and, for each officer other than Mr. Willingham, the net aggregate value at December 31, 2015 was less than the value at December 31, 2014, and, under the Securities and Exchange Commission’s disclosure rules, is included in the Summary Compensation Table as $0. For 2014, the net aggregate amount of change in value for each officer reflected an increase resulting, in part, from a decrease in the discount rate used in determining present values (as compared to 2013) and, in the case of the pension plans for 2014, the use of updated mortality tables. For officers other than Mr. Nix and Mr. Bristow for 2013, due primarily to an increase in the discount rate, the net aggregate amount for each officer reflected a decrease that is included in the Summary Compensation Table as $0. Present value amounts could increase or decrease in future years if discount rates decrease or increase or there are changes in other assumptions. The separate increases or decreases for each officer under the pension plan and the separation from service agreements for 2015, 2014 and 2013 are listed in the following table.

	F. B. Holding, Jr.	C. L. Nix (b)	H. H. Bryant	P. M. Bristow (b)	E. L. Willingham
2015:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan (a)	$8,072	$265	$4,761	$2,069	$50,870
Increase (decrease) in present value of future monthly payments under separation from service agreements (a)	(41,230)	(21,380)	(19,659)	(25,562)	6,741

Aggregate increase (decrease)	$(33,158)	$(21,115)	$(14,898)	$(23,493)	$57,611
2014:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$234,540	$112,734	$237,493	$187,713	$249,282
Increase (decrease) in present value of future monthly payments under separation from service agreements	273,612	68,542	104,945	107,861	159,306

Aggregate increase (decrease)	$508.152	$181,276	$342,438	$295,574	$408,588

2013:
Increase (decrease) in actuarial present value of accumulated benefits under pension plan	$(66,364)	—	$(71,057)	—	$(24,941)
Increase (decrease) in present value of future monthly payments under separation from service agreements	(209,128)	—	(85,181)	—	(65,295)

Aggregate increase (decrease)	$(275,492)	—	$(156,238)	—	$(90,236)

(a)

Mr. Holding, Mrs. Bryant and Mr. Willingham are participants in and entitled to benefits under FCB’s pension plan, and they are parties to separation of service agreements with FCB. Mr. Nix and Mr. Bristow are participants in and entitled to benefits under the pension plan previously provided by FCB-SC which, following the Merger, remains in effect to provide benefits to its and Bancorporation’s former officers and employees. Mr. Nix’s and Mr. Bristow’s separation from service agreements were originally entered into with FCB-SC and were assumed by FCB in connection with the Merger.
(b)	Mr. Nix and Mr. Bristow first became officers and employees effective October 1, 2014.

In addition to their “Changes in Pension Values,” the amounts listed in this column of the Summary Compensation Table for 2015 and 2014 for Mr. Nix and Mr. Bristow include amounts of “Nonqualified Deferred Compensation Earnings.” Those amounts represent portions of the interest accrued by FCB on their accounts following the Merger under non-qualified deferred compensation plans it assumed from FCB-SC in the Merger (as described in the narrative discussion under the caption “Non-Qualified Deferred Compensation”) that is considered to be “above market” (for 2015, $11,850 for Mr. Nix, and $23,045 for Mr. Bristow). Those amounts equal portions of total interest FCB credited to each officer’s accounts following the Merger at the fixed interest rate provided for in the plans that exceed the amounts that would have been accrued at a rate equal to 120% of the Internal Revenue Service’s “applicable federal rate” for the months during which the actual fixed accrual rate was set. Interest credited to their accounts that is not considered to be “above market” is not included in the table. None of our other NEOs participate in a nonqualified deferred compensation plan, and no “Nonqualified Deferred Compensation Earnings” are included in their amounts listed for any year in this column.

(7)	The following table describes each officer’s “Other Compensation” for 2015.

Description	F. B. Holding, Jr.	C. L. Nix	H. H Bryant	P. M. Bristow	E. L. Willingham
FCB’s matching and profit sharing contributions under our Section 401(k) plans	$11,925	$11,925	$11,925	$11,925	$11,925
Estimates of FCB’s incremental costs related to personal benefits (a)	—	89,402	—	162,475	—
Tax gross-ups (b)	—	32,947	—	82,420	—

Total Other Compensation	$11,925	$134,274	$11,925	$256,820	$11,925

(a)	From time to time our executive officers, including our NEOs in the table above, receive or may be deemed to have received various personal benefits from FCB. Mr. Nix and Mr. Bristow were the only NEOs who received personal benefits during 2015 for which we believe FCB’s aggregate incremental costs exceeded $10,000. The personal benefits they received during 2015 were as follows: Mr. Nix – reimbursement for moving expenses following the Merger ($61,425), medical insurance subsidy ($528), and security system installation, services and monitoring ($27,449); Mr. Bristow – reimbursement for moving expenses ($137,475) following the Merger, and a cash payment equal to the difference between the appraised value and the sale price of his residence in connection with his relocation ($25,000). The above amounts are our estimates of FCB’s aggregate incremental cost associated with the personal benefits received by each officer. The amount of security system installation, services and monitoring for Mr. Nix includes the full cost to FCB of equipment and installation expenses for a new security system in his residence. We believe FCB’s aggregate incremental cost associated with personal benefits provided during 2015 to each of Mr. Holding, Mrs. Bryant and Mr. Willingham did not exceed $10,000 and, for that reason, no amount for personal benefits is included in the “All Other Compensation” column in the Summary Compensation Table. FCB also provides each of our executive officers with group life, health, medical and other insurance coverages for themselves and their spouses and families on the same terms as those coverages are provided to all full-time employees. The cost of that insurance is not included in the table with the exception of the above subsidy paid to Mr. Nix to reimburse him for the increased cost of his coverage under FCB’s group plans as compared to his coverage before the Merger under FCB-SC’s plan.
(b)	Reflects gross-ups paid to Mr. Nix and Mr. Bristow for their tax liability on moving expense reimbursements and the additional payment to Mr. Bristow related to the sale of his residence.

FCB’s Long-Term Incentive Plan

During 2014, our shareholders approved FCB’s Long-Term Incentive Plan (the “LTIP”) under which selected salaried employees of FCB and its affiliates may be offered opportunities to earn awards stated as percentages of their base salaries, and payable in cash, based upon attainment of objective performance goals. The LTIP is intended to promote a closer identification of the participants’ interests with our corporate interests and the interests of our shareholders, and to encourage participants’ efforts to enhance our efficiency, profitability, growth and value. During February 2014, the Committee approved the grant of three initial awards under the LTIP to each participant, including awards to each of Mr. Holding, Mrs. Bryant and Mr. Willingham. These initial awards were “staggered,” with one-year (2014), two-year (2014-2015) and three-year (2014-2016) performance periods, each commencing January 1, 2014. Consistent with those staggered awards, and as reflected in the table below, during January 2015 a new three-year award was granted to each of Mr. Holding, Mrs. Bryant, Mr. Bristow and Mr. Willingham for the 2015-2017 performance period. Three staggered awards for the 2014-2015, 2014-2016 and 2015-2017 performance periods were granted to Mr. Nix who had become a participant in the LTIP for the first time in 2015. Mr. Bristow also became a plan participant for the first time in 2015 but awards with performance periods commencing before 2015 were not granted to him.

The following table provides information regarding incentive awards granted during 2015 by our Compensation, Nominations and Governance Committee to our NEOs under the LTIP.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Performance Period	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
			Threshold	Target	Maximum
Frank B. Holding, Jr.	01-26-15	2015-2017	$668,500	$1,337,000	$1,671,250

Craig L. Nix	01-26-15	2014-2015	126,250	252,500	315,625
	01-26-15	2014-2016	126,250	252,500	315,625
	01-26-15	2015-2017	202,000	404,000	505,000

Hope H. Bryant	01-26-15	2015-2017	203,125	406,250	507,812

Peter M. Bristow	01-26-15	2015-2017	204,750	409,500	511,875

Edward L. Willingham IV	01-26-15	2015-2017	265,625	531,250	664,062

(1)	If performance exceeds the Threshold Level but not the Target Level, or exceeds the Target Level but not the Maximum Level, the amount earned will be interpolated by the Committee.

Under each of the awards listed in the table, a percentage (the “Award Percentage,” which could exceed 100%) of the “target amount” of each award could be earned at the end of its performance period based on the rate of growth in the tangible book value (“TBV”) of our common stock plus cumulative dividends per share paid over the performance period that applies to that award (the “TBV+D Growth Rate”). The TBV+D Growth Rate is determined according to the following formula: TBV at the end of the relevant performance period minus TBV at the beginning of the relevant performance period, plus cumulative dividends paid on the stock during the relevant performance period, divided by TBV at the beginning of the performance period. The threshold, target and maximum performance levels set by the Committee for the awards would result in Award Percentages of 50%, 100% and 125%, respectively, of the target awards. In the table, the dollar amounts reflect the amounts that could be earned and paid at each performance level set by the Committee.

The LTIP is administered by our Compensation, Nominations and Governance Committee which from time to time, on an annual or other periodic basis, selects employees to whom awards will be granted. All salaried employees (including our and FCB’s executive officers) are eligible to participate in the LTIP.

When the Committee grants awards under the LTIP, it establishes a “performance period” during which performance will be measured, establishes one or more specific written performance objectives and specific goals for each participant and/or for each group of participants for that performance period, and assigns to each participant a target cash bonus award for the performance period. Performance periods are coincident with one or more of our fiscal years, or any portions thereof, and they may be overlapping. Each participant may earn a percentage (which may exceed 100%) of his or her target cash bonus award based on the extent of attainment of the performance goals established by the Committee for the relevant performance period.

The performance objectives may be based on individual, business unit/function, and/or corporate performance, or any combination thereof. If a participant’s performance goals are based on a combination of individual performance, business unit/function performance and/or corporate performance, the Committee may weight the importance of each type of performance that applies to the participant by assigning a percentage to it. The Committee may apply other or non-objective performance criteria for participants who are not “covered employees” for purposes of Section 162(m) of the Internal Revenue Code. The targeted levels of performance with respect to performance objectives may be established at such levels and on such terms as the Committee in its discretion may determine, including but not limited to on an absolute basis, in relation to performance in a prior performance period, and/or relative to one or more peer group companies or indices, or any combination thereof, and performance objectives may be calculated without regard to extraordinary items.

The Committee may adjust awards as appropriate for partial achievement of goals or other factors, and may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated.

In the case of awards granted to covered employees that are intended to be “qualified performance-based compensation” under Section 162(m), performance objectives must be established by the Committee (i) while the outcome for the performance period is substantially uncertain, and (ii) no more than 90 days after the commencement of the performance period to which the objectives relate and before 25% of the relevant performance period has elapsed (or otherwise at such time and upon such terms as will, to the extent practicable, qualify the awards as “performance-based compensation” for purposes of Section 162(m)).

As soon as practicable after the end of a performance period, the Committee will determine whether performance goals for the period are met and, if so, at what level of achievement, under specific formulae established for the period. If performance goals were met, the Committee will determine the amount of each participant’s target award that has been earned and will be paid. The maximum amount of awards that may be paid under the LTIP to any one participant in any one fiscal year may not exceed $3,000,000. The Committee has unilateral discretion to reduce or eliminate the amount of an award, including an award otherwise earned and payable under the LTIP.

The Committee has discretion to determine whether awards will be paid or forfeited in the event of a participant’s termination of employment before the end of a performance period or prior to payment of such awards. If a participant dies, retires, becomes disabled, is assigned to a different position, is granted a leave of absence, or another similar event occurs, or if the participant’s employment is otherwise terminated (except for cause) by us during a performance period, a pro rata share of the participant’s award based on the period of actual participation may be paid to the participant, at the Committee’s discretion, after the end of the performance period if and to the extent that it would have become earned and payable had the participant’s employment status not changed.

Our board of directors may amend, discontinue or terminate the LTIP in whole or in part at any time, subject to shareholder approval of any amendments if required by applicable laws, rules or regulations and to participant consent if any such action may adversely affect any award earned and payable under the LTIP at that time. However, the Committee has unilateral authority to amend the LTIP and any award (without participant consent) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules and regulations, as well as to reduce or eliminate an award. The Committee also may adjust or modify the terms of awards or performance objectives (i) in the event of a large, special and non-recurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, forward or reverse split, stock dividend, liquidation, dissolution or other similar corporation transaction, or in recognition of any other unusual or nonrecurring event or extraordinary item affecting us or our financial statements, or (ii) in response to changes in applicable laws and regulations, accounting principles and tax rates, or changes in business conditions or the Committee’s assessment of our business strategy. In addition, the Committee’s authority to grant awards and authorize payments under the LTIP does not restrict its authority, and we reserve the right, to grant compensation under other compensation plans or programs, grant discretionary bonuses, or otherwise pay compensation that does not qualify for the exception for qualified performance-based compensation under Section 162(m), to any officers and employees if the Committee determines that it is in our best interests to do so.

On December 31, 2015, the 2014-2015 performance period ended, and during February 2016 payments were made to participants in the LTIP with respect to those two-year awards. The threshold, target and maximum performance levels set by the Committee for those awards were TBV+D Growth Rates of 7%, 15% and 24%. Although our actual TBV+D Growth Rate for the 2014-2015 performance period (as adjusted to eliminate extraordinary and nonrecurring items during 2014) would have resulted in an Award Percentage of 97.77% of target awards, the Committee exercised its discretion under the Plan to reduce the Award Percentage to a level of 91.88% of the target awards as an offset to the Merger-related adjustment during 2014, and payments were made to our NEOs at that level. The amounts of those awards paid to Mr. Holding, Mr. Nix, Mrs. Bryant and Mr. Willingham are listed on the 2015 line of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Mr. Bristow was not a participant in the LTIP for the 2014-2015 performance period and no payment was made to him under the plan.

Information regarding all outstanding awards under the plan currently held by our NEOs is contained in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

FCB-SC’s Long Term Compensation Plan

Prior to the Merger, FCB-SC had a Long Term Compensation Plan (the “LTCP”) under which discretionary bonuses were awarded each year to selected salaried associates of FCB-SC and Bancorporation based on bank-wide and individual performance during the preceding year. The LTCP has been terminated, and no new awards have been or will be made under it for performance following the Merger. However, during 2013 and 2014, FCB-SC’s board of directors approved awards for performance during 2012 and 2013, respectively, which, subject to continued employment requirements as described below, were payable on a deferred basis in 2016 and 2017, respectively. In connection with the Merger, FCB agreed to assume FCB-SC’s obligation to make those deferred payments to LTCP participants for their previously-approved awards, including awards granted by FCB-SC to Mr. Nix and Mr. Bristow.

The amount of each officer’s award for each year was fixed at the time the award was approved by FCB-SC’s board of directors. However, awards were not payable until the beginning of the third calendar year after the year in which the awards were approved, and payments were conditioned on the officers’ continued employment until the December 31 preceding the payment.

On December 31, 2015, the requirement of continued employment was satisfied with respect to awards granted by FCB-SC during 2013, based on performance during 2012, and FCB paid those awards during February 2016 to former FCB-SC officers who held awards under the LTCP. The amounts of the 2012 awards were determined by FCB-SC’s board of directors during 2013, and our Compensation, Nominations and Governance Committee and Board had no discretion regarding the amounts or timing of the payments. In the case of Mr. Nix’s 2012 LTCP award, a condition of the award granted to him during 2015 under FCB’s LTIP for the 2014-2015 performance period was that Mr. Nix would be eligible to receive the greater of the payment due to him for his 2012 LTCP award or the payment for that LTIP award, but not both payments. As a result, no payment was made to Mr. Nix for his 2012 LTCP award. The amount paid to Mr. Bristow is included in the amount listed in the “Bonus” column of the Summary Compensation Table. Subject to their continued employment, FCB has an obligation to pay Mr. Nix’s and Mr. Bristow’s remaining outstanding awards approved during 2014 by FCB-SC’s board of directors for performance during 2013 ($125,000 for Mr. Nix and $125,000 for Mr. Bristow, payable in 2017). However, similar to his LTIP award for the 2014-2015 performance period, a condition of Mr. Nix’s LTIP award for the 2014-2016 performance period is that he will be eligible to receive the greater of the payment due him for his 2013 LTCP award or the payment for his LTIP award, but not both.

Retirement Benefits and Separation from Service Payments

We have two separate defined benefit pension plans (including a plan previously maintained by FCB-SC covering its former officers and employees) under which benefits are provided to plan participants following their retirement, and two separate Section 401(k) defined contribution savings plans under which plan participants may defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution equal to a portion of their voluntary deferral. In connection with the Merger, FCB agreed to maintain and administer FCB-SC’s pension plan to provide benefits to its former officers and employees who were participants in that plan, including those who became FCB’s officers and employees. FCB-SC’s two Section 401(k) plans were merged into our two corresponding plans, and the plan accounts of FCB-SC’s employees became accounts under our plans.

In addition, FCB has separation from service agreements with certain of our executive officers, including certain former executive officers of FCB-SC who became officers of FCB in connection with the Merger. Those agreements provide for payments to the officers or their beneficiaries for a period of ten years following their separation from service at specified ages or their deaths.

The following table provides information about benefits under the pension plans and the separation from service agreements for each of our NEOs.

PENSION BENEFITS

AND SEPARATION FROM SERVICE AGREEMENTS

Name	Plan Name (1)	Number of Years Credited Service (2)	Present Value of Accumulated Benefit (3)(4)	Payments During Last Fiscal Year
Frank B. Holding, Jr.	Pension plan	32	$926,828	$-0-
	Separation from service agreement	N/A	1,887,475	-0-
Craig L. Nix	Pension plan	16	328,197	-0-
	Separation from service agreement	N/A	329,233	-0-
Hope H. Bryant	Pension plan	29	885,577	-0-
	Separation from service agreement	N/A	679,321	-0-
Peter M. Bristow	Pension plan	24	643,986	-0-
	Separation from service agreement	N/A	619,504	-0-
Edward L. Willingham IV	Pension plan	28	1,241,633	-0-
	Separation from service agreement	N/A	1,116,777	-0-

(1)	Mr. Holding, Mrs. Bryant and Mr. Willingham are participants in and entitled to benefits under FCB’s pension plan, and they are parties to separation of service agreements with FCB. Mr. Nix and Mr. Bristow are participants in and entitled to benefits under the pension plan previously provided by FCB-SC which FCB agreed to maintain and administer following the Merger to continue to provide benefits to the former officers and employees of Bancorporation and FCB-SC. Mr. Nix’s and Mr. Bristow’s separation from service agreements were originally entered into with FCB-SC and were assumed by FCB in connection with the Merger.
(2)	Years of credited service under the pension plans are as of December 31, 2015. Payments under the separation from service agreements are not determined on the basis of years of credited service.
(3)	The amounts shown for the pension plans reflect the actuarial present value of each officer’s accumulated benefit as of December 31, 2015. Those amounts were determined using the same interest rate and mortality rate assumptions as were used in our consolidated financial statements. We used a discount rate of 4.68%, and we assumed that each officer will remain an active employee until, and will retire at, normal retirement age under the plans (65), and that each officer will elect to receive benefits based on a single life annuity. No pre-retirement decrements were applied.
(4)	The amounts shown for the separation from service agreements reflect the present values, as of December 31, 2015, of future payments to be made under those agreements. Those amounts were determined using the same assumptions as were used in our consolidated financial statements. We used a discount rate of 4.68%, and the monthly payment amounts called for by each officer’s agreement (as in effect on December 31, 2015) that would be made to him or her (or his or her beneficiary) in the future over the ten-year payment term that begins six months and one week following separation from service at his or her agreed-upon age or his or her death. In calculating those amounts, we assumed that each officer will remain an active employee until, and his or her payments will begin after, the age specified in his or her agreement. As described in the discussion of these agreements under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” amounts of payments generally are calculated as a percentage of each officer’s base salary at the time his or her agreement is approved and, from time to time, the agreements may be amended to adjust payment amounts (to reflect the officers’ then-current base salary amounts) and the percentages of base salary used in the computation. The monthly payment amounts provided for under the named officers’ agreements as of December 31, 2015 were as follows: Mr. Holding – $33,056; Mr. Nix – $9,240; Mrs. Bryant – $12,875; Mr. Bristow – $13,451; and Mr. Willingham – $14,263.

The pension plans, Section 401(k) plans and separation from service agreements are described below, and further information about them is provided in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS.”

Pension Plans. FCB’s two defined benefit pension plans include its original plan and the plan previously provided by FCB-SC for its employees. In connection with the Merger, FCB agreed to maintain and administer FCB-SC’s plan to continue to provide for pension benefits for FCB-SC’s former officers and employees who were participants in that plan. The terms of the two plans are very similar. Each plan is a non-contributory final average pay plan. Monthly retirement benefits under the pension plans are computed as straight life annuities beginning at age 65 and are not subject to deductions for Social Security benefits or any other offset amounts. Normal retirement age under the plans is the later of age 65 or completion of five years of service. Under FCB’s plan, early retirement is permitted for participants who have reached age 50 with at least 20 years of service, or age 55 with at least 15 years of service, while under FCB-SC’s plan participants qualify for early retirement when they reach age 50 with at least 15 years of service, or age 55 with at least 10 years of service.

As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” participants in FCB’s and FCB-SC’s pension plans include only those eligible employees who were hired on or before specified dates during 2007 when FCB and FCB-SC restructured their respective pension plans and Section 401(k) plans. Participants in each of the pension plans on those dates could choose to continue to participate in their respective pension plan and “legacy” Section 401(k) plan, or they could choose to participate in an “enhanced” Section 401(k) plan. If they chose the enhanced Section 401(k) plan, they would continue to be participants in the pension plan, but their accrued pension plan benefit service was frozen and no further benefits would accrue.

A participant’s benefit under both pension plans is based on his or her:

●	“average monthly compensation,” which is the participant’s highest average monthly covered compensation for any five consecutive plan years of service within the last ten completed years of service prior to retirement;
●	in the case of participants who chose to continue in the pension plans and legacy Section 401(k) plans, years of “creditable service,” which is the number of calendar years in which the participant completes 1,000 or more hours of service; and
●	“covered compensation,” which is the average of the participant’s Social Security taxable wage base for each year during the 35-year period ending with the year in which the employee attains Social Security retirement age.

We do not grant extra years of service to participants under either pension plan for purposes of calculating benefits.

A participant’s annual compensation covered by the plans includes base salary, overtime, and any regular bonuses. However, under the Internal Revenue Service’s regulations, the maximum amount of covered compensation considered for 2015 in determining a participant’s benefit was $265,000.

A participant’s normal monthly benefit amount following retirement will be equal to:

●	1.2% of average monthly compensation multiplied by total plan years of service, not to exceed 35 years if hired on or after January 1, 2005, or 40 years if hired before that date; plus
●	0.65% of average monthly compensation in excess of one-twelfth of covered compensation multiplied by total plan years of service, not to exceed 35 years.

The maximum annual benefit that could be paid to a retiring participant under either plan during 2015 was $210,000. Participants may elect to receive retirement benefits in a joint and survivor annuity rather than a single life annuity. In those cases, the amount of the annual retirement benefit will be actuarially reduced. In cases of early retirement, a participant’s annual retirement benefit is actuarially reduced by 5.0% for each year of the first twelve years, and 3.0% for each of the next three years, by which the starting date of the early retirement benefit precedes the participant’s normal retirement date, unless the participant elects to defer receipt of benefits until he or she reaches age 65. In the case of participants whose employment continues after age 65, the annual retirement benefit calculated at normal retirement date, as well as the maximum permitted benefit amount, is actuarially increased to reflect the continuing accrual of benefits during their extended employment and the projected reduction in the number of their benefit payments.

On December 31, 2015, Mr. Holding, Mrs. Bryant and Mr. Willingham were eligible for early retirement under our pension plan.

Non-Qualified Separation from Service Agreements. Under separation from service agreements between FCB and certain of our executive officers, including Mr. Holding, Mrs. Bryant and Mr. Willingham, payments will be made to each officer for a period of ten years following a separation from service that occurs no earlier than a specified age. Mr. Nix and Mr. Bristow are parties to substantially similar agreements which were originally entered into between them and FCB-SC and which FCB assumed in connection with the Merger. The benefits provided under the agreement with Mr. Holding, Mrs. Bryant and Mr. Willingham vest at age 65 (or an earlier agreed-upon age). Under the agreements with Mr. Nix and Mr. Bristow, payments will be made following a termination of employment no later than the month in which they reach age 65 or following such other termination as shall be agreed upon. However, no payments are made under any of the agreements until there is a separation from service. In return for payments under the agreements, each officer is obligated to provide limited consultation services to, and not to compete against, FCB during the payment period.

Payments under each agreement begin six months and one week following separation from service. If an officer dies prior to separation from service, or during the payment period following separation from service, the payments under his or her agreement will be made to the officer’s designated beneficiary or estate. Except in the case of death, there are no automatic early vesting rights, and FCB may terminate an officer’s agreement at any time prior to the vesting date. If an officer’s agreement is terminated, or the officer’s employment terminates before the age provided in his or her agreement, or another date agreed to by FCB, for any reason other than death, all rights under his or her agreement will be forfeited. However, based on facts and circumstances, the Compensation, Nominations and Governance Committee may recommend, and our Board of Directors may approve, an immediate vesting of an officer’s rights under his or her agreement. The agreements do not include any change in control or “golden parachute” provisions or provide for any non-cash benefits.

Amounts of payments provided for in the agreements with our NEOs are described in the footnotes to the “PENSION BENEFITS AND SEPARATION FROM SERVICE AGREEMENTS” table above.

Section 401(k) Plans. As described in the discussion under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” our legacy and enhanced Section 401(k) plans both are voluntary savings plans that provide vehicles for employees to defer a pre-tax portion of their compensation for retirement and receive an employer matching contribution on a portion of the maximum voluntary deferral. Our associates, and FCB-SC’s associates who became our employees in connection with the Merger, are participants in one of the two Section 401(k) plans, depending on elections they made when we and FCB-SC restructured our respective pension plans and Section 401(k) plans. In the case of associates who elected to participate in the enhanced Section 401(k) plans, account balances under the legacy plans were transferred to the associates’ accounts under our and FCB-SC’s enhanced plans. Associates who were hired after the plans were restructured may participate only in the enhanced plan. Currently, newly-hired associates become eligible to participate for purposes of their own voluntary contributions after one full month of employment, and they become eligible to receive employer matching contributions following one full year of employment. In connection with the Merger, FCB-SC’s two similar Section 401(k) plans were merged into our corresponding legacy or enhanced plan, and the plan accounts of FCB-SC’s employees became accounts under our plans.

The maximum 2015 voluntary deferral was $18,000 for a participant under the age of 50, and $24,000 for a participant age 50 or older. Under the legacy Section 401(k) plan, FCB makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 3%, of the participant’s compensation that he or she defers, up to and including a maximum matching contribution of 4.5% of the participant’s eligible compensation, but not more than $11,925. Under the enhanced plan, FCB makes a matching contribution to each participant’s account equal to 100% of up to 6% of the participant’s compensation that he or she defers. In addition, following the close of each plan year, FCB makes a profit-sharing contribution under the enhanced plan to each eligible participant’s account equal to 3% of the participant’s eligible compensation, without regard to the amount of the participant’s voluntary deferrals. During 2015 the maximum matching contribution under the enhanced Section 401(k) plan was $15,900, and the maximum profit-sharing contribution was $7,950.

Eligibility requirements for participation and matching contributions, as well as investment opportunities, are the same in both the legacy and enhanced Section 401(k) plans.

FCB’s Section 401(k) matching and profit-sharing contributions during 2015 for the accounts of our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table and are listed for each officer in a footnote to that table.

Non-Qualified Deferred Compensation

With the exception of FCB’s qualified Section 401(k) plans discussed above, we and FCB have not previously had any deferred compensation plans under which executive officers could defer receipt of any portion of their salaries and other compensation. However, FCB-SC maintained two unfunded, nonqualified deferred compensation plans in which various officers of Bancorporation and FCB-SC were participants. In connection with the Merger, FCB agreed to assume, pay interest on and distribute the accounts of plan participants under both plans as they existed when the Merger was completed during October 2014 and in accordance with the plan terms. After the Merger, participants were permitted to continue to defer salaries and other compensation for the remainder of 2014, but they otherwise may not make further deferrals under the plans. Mr. Nix and Mr. Bristow have accounts under both plans.

The following table provides information regarding Mr. Nix’s and Mr. Bristow’s accounts under the plans.

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name (1)	Executive Contributions in Last Fiscal Year (2)	Our Contributions in Last Fiscal Year (3)	Aggregate Earnings in Last Fiscal Year (4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Craig L. Nix	Deferred Compensation Plan	$-0-	$-0-	$5,643	$-0-	$71,918
	409A Deferred Compensation Plan	-0-	-0-	30,743	-0-	391,770

Peter M. Bristow	Deferred Compensation Plan	-0-	-0-	23,400	-0-	298,201
	409A Deferred Compensation Plan	-0-	-0-	57,003	-0-	726,423

(1)	The Deferred Compensation Plan was replaced by the 409A Deferred Compensation Plan.
(2)	No additional deferrals may be made under either plan.
(3)	Although the plans permitted employer contributions, FCB-SC did not make contributions to the officers’ plan accounts prior to the Merger, and FCB will not make any contributions to their accounts in the future.
(4)	The listed amounts include interest credited to the officers’ plan accounts by FCB during 2015. In connection with the Merger, FCB agreed to assume, pay interest on, and distribute the accounts of plan participants as they existed when the Merger was completed and in accordance with the plan terms. Of the total amounts of interest FCB credited to each officer’s accounts, an aggregate of $11,850 for Mr. Nix, and $23,045 for Mr. Bristow, is considered to be “above market,” and those amounts are included in their respective amounts listed in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table. Those “above-market” amounts reflect the portions of total interest FCB credited to the officers’ accounts during 2015 that exceed the amounts that would have been accrued at a rate equal to 120% of the “applicable federal rates,” as set by the Internal Revenue Service, in effect at the time the fixed interest rate at which interest actually is accrued on each account was set.

The two plans include FCB-SC’s original Deferred Compensation Plan which was frozen effective December 31, 2004, and a new 409A Deferred Compensation Plan which replaced the frozen plan. The terms of the plans continue to govern the accounts of participants as they existed at the time of the Merger. Each of the plans permitted participants to defer up to 10% of their “compensation” (as defined in the plans) each year. Deferred amounts were credited to unfunded accounts on FCB-SC’s books, and interest was accrued on the accounts at a fixed or floating rate, as elected by the participants when they first became participants. Mr. Nix’s and Mr. Bristow’s accounts under both plans accrue interest at the 8.20% fixed rate provided for by each plan at the time they became participants.

Participants’ plan accounts will be paid out upon their retirement, and participants may elect to be paid in a lump sum or in an annuity of five, ten, 15 or 20 years. If a participant dies before or after payments commence, payments will be made to the participant’s designated beneficiary in the manner elected by the participant, or if no election is made, in a lump-sum payment. If a participant terminates employment for reasons other than retirement, the participant’s retirement account will be paid in a lump sum. In the event of an unforeseen emergency, at a participant’s request a distribution of all or part of the participant’s account may be made in the discretion of the plan administrator, subject to applicable law.

The portions of the total amounts of interest we credited to each officer’s accounts during 2015 which is considered to be “above market” are quantified in the footnotes to the table above and are included in their respective amounts in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Potential Payments upon Termination of Employment

The only contracts, agreements, plans or arrangements under which payments or other benefits will be made or provided to any of our NEOs in connection with a termination of their employment or a change in their responsibilities are:

●	FCB’s pension plans and Section 401(k) plans which cover all of our and FCB’s eligible officers and employees, and FCB-SC’s two nonqualified deferred compensation plans under which Mr. Nix and Mr. Bristow have accounts;

●	the separation from service agreements under which payments will be made following an officer’s separation from service after a stated age or his or her earlier death while still employed;

●	provisions of FCB’s LTIP under which, if a participant dies, retires, becomes disabled, or if the participant’s employment is terminated by FCB other than for cause before a previously granted award becomes payable, a pro rata share of the award may be paid, at the Committee’s discretion, after the end of the performance period if and to the extent that the award would have become earned and payable had the participant’s employment status not changed;

●	provisions of FCB-SC’s LTCP under which, if a participant dies, becomes disabled or retires, or if the participant’s employment is terminated by FCB other than for cause before the end of the required period of employment following the grant of the participant’s award, the award will be paid at the time it otherwise would become payable under the terms of the Plan; and

●	FCB’s group insurance plans under which disability and death benefits are provided to all of our and FCB’s eligible officers and employees.

There are no agreements with any of our NEOs or other executive officers under which payments would be made as a result of a change in control of our company or FCB.

Payments and benefits under the pension plans, Section 401(k) plans, separation from service agreements, LTIP, LTCP and nonqualified deferred compensation plans, are described in the discussions above. An employee’s death benefit under FCB’s group life insurance plans equals the employee’s annual base salary rate, with a maximum benefit of $600,000.

DIRECTOR COMPENSATION

The following table lists compensation paid to our non-employee directors for their services during 2015 as our and FCB’s directors. Directors who serve as our or FCB’s officers or employees do not receive any compensation for their services as directors.

2015 DIRECTOR COMPENSATION

Name (1)	Fees Earned or Paid in Cash	All Other Compensation (2)		Total
John M. Alexander, Jr.	$79,000	$-0-		$79,000
Victor E. Bell III	86,500	-0-		86,500
H. Lee Durham, Jr.	143,000	-0-		143,000
Daniel L. Heavner	81,000	-0-		81,000
Robert R. Hoppe	100,500	-0-		100,500
Lucius S. Jones	117,000	-0-		117,000
Floyd L. Keels	96,500	-0-		96,500
Robert E. Mason IV	84,500	-0-		84,500
Robert T. Newcomb	102,500	-0-		102,500
James M. Parker	88,500	293,190	(3)	381,690

(1)	Frank B. Holding, Jr., Hope H. Bryant and Peter M. Bristow are not listed in the table. Each of them served as a director for 2015, but each was compensated as an executive officer of FCB and received no additional compensation for services as a director.
(2)	Our non-employee directors also are covered under a directors and officers liability insurance policy provided by FCB, and by a travel, accident and kidnapping insurance policy provided by FCB that covers all of our and FCB’s officers, employees and directors.
(3)	During January 2011, Mr. Parker retired from active employment as our and FCB’s Vice Chairman. As described under the heading “COMPENSATION DISCUSSION AND ANALYSIS,” FCB has non-qualified separation from service agreements with certain of our current and former executive officers which provide for payments to the officers following their separation from service at agreed upon ages. In addition to distributions of benefits under our defined benefit pension plan, following his retirement Mr. Parker began receiving payments aggregating $24,433 per month for a period of ten years under his separation from service agreements.

The following table describes our standard schedule of fees under which compensation has been paid to non-employee directors during their one-year terms of office following our 2015 Annual Meeting.

Description	Amount
Annual retainer paid to each director	$55,000
Annual retainer paid to the Chairman of our Compensation, Nominations and Governance Committee	12,500
Annual retainer paid to the Chairman of our Risk Committee	12,500
Annual retainer paid to our Audit Committee Financial Expert (who also serves as Chairman of our Audit Committee)	40,000
Annual retainer paid to our Lead Independent Director	15,000
Fee for attendance in person at meetings of our and FCB’s Boards	2,500
Fee for attendance in person at meetings of our and FCB’s Board committees	1,500
Fee for attendance via teleconference at meetings of our and FCB’s Boards and/or committees	1,000

The separate annual retainers paid to Chairmen of the various committees, to the audit committee financial expert (who serves as Chairman of our Audit Committee), and to the Lead Independent Director, are in recognition of the additional time, duties and responsibilities required by those positions. Attendance fees are paid for each Board and committee meeting attended by directors, regardless of whether the meeting is held on the same day as other meetings. However, only one meeting fee is paid for attendance at a joint meeting of our and FCB’s Boards or a joint meeting of two separate committees. For the year following our 2016 Annual Meeting, the Board of Directors approved increases in the annual retainer paid to each director to $70,000 and the separate annual retainer paid to our Lead Independent Director to $25,000.

TRANSACTIONS WITH RELATED PERSONS

Our Policy

Our Board of Directors has adopted a written policy under which our Audit Committee, on an ongoing basis, reviews and approves certain transactions, arrangements or relationships in which we or FCB, or any of our or FCB’s subsidiaries, are a participant and in which any of our “related persons” has a material interest. Our related persons include our directors, nominees for election as directors, executive officers, beneficial owners of more than 5% of a class of our voting stock, and members of the immediate family of one of those persons.

Except as described below, the policy covers:

●	transactions, arrangements or relationships, or series of transactions, arrangements or relationships, in which we or FCB, or any of our or FCB’s subsidiaries, are or will be a participant and in which the dollar amount involved exceeds or will exceed an aggregate of $120,000 (including all periodic installments in the case of any agreement which provides for periodic payments) and in which one of our related persons has or will have a direct or indirect material interest (in general, transactions that are required to be disclosed in our proxy statements under rules of the Securities and Exchange Commission); and
●	charitable contributions or gifts, or series of charitable contributions or gifts (whether in cash or in-kind in the form of property or services), by us or FCB, or any of our or FCB’s subsidiaries, to any eleemosynary or other non-profit organization in which a related person is a director or executive officer (other than a non-management director or advisory director) or is known to have some other material relationship and in which the aggregate dollar amount involved exceeds or will exceed (including periodic installments, and all other such contributions made during the same year) the greater of $200,000 or 5% of that organization’s gross revenues for the current year.

The transactions covered by the policy generally include loans, but the policy does not cover loans made by FCB in the ordinary course of its business that are subject to banking regulations relating to “insider loans.” The policy also does not cover compensation paid to our executive officers, or to an immediate family member of a related person, that has been reviewed and approved, or recommended to our Board of Directors for approval, by our Compensation, Nominations and Governance Committee. Transactions and relationships in the ordinary course of FCB’s business involving its provision of services as a depositary of funds, or similar banking or financial services or customer relationships, are not required to be approved by the Audit Committee. However, it has directed FCB’s Chief Compliance Officer to review and monitor those transactions and relationships with our related persons on an ongoing basis and make periodic reports to the Committee.

Individual transactions under ongoing relationships in which we or FCB regularly obtain products or services from related persons in connection with our business operations are not required to be separately approved. Rather, the Committee approves the entry into any new relationships and then monitors those relationships on an ongoing basis. Similarly, in the case of the ongoing relationships described below under the caption “Related Person Transactions During 2015” under which FCB has provided various operations, data processing and other business services to the named banks under multi-year service agreements, the Committee has approved the entry into any new agreement, or the renewal of any existing agreement. However, during the terms of the agreements, the Committee is not required to pre-approve the periodic addition, deletion or modification of services, or pricing or other changes, under the agreements. FCB’s Chief Compliance Officer reviews and evaluates all such proposed individual changes and reports those actions to the Committee, and the Committee then may approve, modify or rescind any such change.

In its review of related person transactions or charitable gifts, the policy provides that the Committee should exercise independent judgment and should not approve any proposed transaction or charitable gift unless and until it has concluded to its satisfaction that the transaction or gift:

●	has been or will be agreed to or engaged in on an arm’s-length basis;
●	is or will be on terms that are fair and reasonable to us or FCB; and
●	is in our or FCB’s best interests.

Related Person Transactions During 2015

FCB has had, and expects to have in the future, banking transactions in the ordinary course of its business with certain of its and our current directors, nominees for director, executive officers, principal shareholders, and other related persons. All loans included in those transactions during 2015 were made in the ordinary course of FCB’s business on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time the loans were made for comparable transactions with persons not related to us or FCB, and those loans did not involve more than the normal risk of collectability or present other unfavorable features. On December 31, 2015, the aggregate outstanding balance of loans and leases to our and FCB’s directors and officers and business and other entities they control was approximately $79,000, and FCB had an aggregate of approximately $1.4 million in unfunded loan commitments to those persons (in each case exclusive of outstanding and available balances on credit card lines of $15,000 or less and overdraft checking lines of $5,000 or less).

For a number of years FCB provided item and account processing, statement rendering, network related support services and various other related bank operations services in the ordinary course of its business to a number of other banks, including The Fidelity Bank, Fuquay-Varina, North Carolina (“Fidelity”), and Southern Bank and Trust Company, Mount Olive, North Carolina (“Southern”). Those services were substantially terminated during 2012 and 2013. However, FCB continues to provide Fidelity and Southern, and many of the other former “client banks,” with access to systems and limited support services to facilitate their research and retrieval of electronically stored account records, statements, reports and documents that continue to reside on systems maintained by FCB. FCB also provides Fidelity and Southern with other various correspondent banking services and serves as trustee of their pension and Section 401(k) plans, and during 2015 it provided Southern with operational services for leasing activities, issued credit cards for Southern’s customers, and sold a software license to Southern to use, and assisted it with the installation of, an accounting system for administering loss-share loans. Amounts billed to Fidelity and Southern for all services provided to them during 2015 totaled approximately $32,000 and $260,000, respectively, including fees for services and FCB’s reimbursable out-of-pocket telecommunications, postage and courier costs related to the services.

During 2015, Fidelity purchased certain of the assets and assumed FCB’s deposit liabilities associated with a branch banking office that FCB had acquired in its acquisition of another bank but no longer desired to operate. In connection with the transaction, Fidelity purchased from FCB an aggregate of $8.7 million in assets, including loans, at a price equal to FCB’s aggregate book value of the assets, and FCB transferred to Fidelity, and it assumed FCB’s obligations for, an aggregate of $31.2 million in deposits. In connection with that assumption, Fidelity paid FCB a deposit premium of 1% of the average daily balance of the deposits (excluding certain non-core deposits) during a measurement period preceding completion of the transaction. Fidelity also agreed to purchase FCB’s land, building and fixtures associated with the branch office, but that portion of the transaction has been delayed pending the resolution of certain real estate title issues. The originally agreed upon purchase price of those additional assets was $679,000.

Hope H. Bryant, our Vice Chairman, currently serves as a director of both Southern and Fidelity, and for some time she and members of her family, including our Chairman and Chief Executive Officer, Frank B. Holding, Jr., and our President, Peter M. Bristow, have been principal shareholders of the parent companies of each of those banks. As a result, we historically have considered transactions with Fidelity and Southern to be covered by the Board’s transaction approval policy. Our Audit Committee reviewed and approved the terms of the branch sale to Fidelity, and it has reviewed and approved FCB’s service agreements and monitored FCB’s ongoing relationships with each of Fidelity and Southern. However, under our policy, individual transactions under, or changes (such as changes in services or pricing) in, those service agreements have been reviewed and evaluated by FCB’s Chief Compliance Officer and reported to the Committee. The Committee’s normal review and approval process will continue to apply to any relationships or transactions with Fidelity or Southern.

Calvin B. Koonce, Jr., who is a relative of our director, Victor E. Bell III, is employed by FCB in a non-executive officer position. During 2015, his aggregate compensation amounted to $129,679 (including FCB’s contributions to our Section 401(k) plan for his account, but excluding other normal benefits provided to all employees). Our Audit Committee reviewed and approved the terms of his employment relationship for 2015 and will continue to do so annually.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Directors and Executive Officers

The following table describes the beneficial ownership of our Class A Common and Class B Common on the Record Date by our current directors, nominees for election as directors, and our NEOs whose compensation is disclosed in the Summary Compensation Table above, individually, and by all of our current directors and executive officers as a group. For purposes of the table, we consider a director or executive officer to “beneficially own” shares held in his or her name, or in the name of any other person, if the director or officer either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the directors and executive officers in the table also are listed as beneficially owned by others named in the table. However, those shares are only counted once in the total numbers of shares beneficially owned by all directors and executive officers as a group.

	Beneficial Ownership
	Class A Common			Class B Common
Name of Beneficial Owner	Number of Shares		Percentage of Class (1)	Number of Shares		Percentage of Class (1)	Percentage of Total Votes (1)
John M. Alexander, Jr.	727		0.01%	68		0.01%	0.01%
Victor E. Bell III	18,576	(2)	0.17%	4,925	(2)	0.49%	0.36%
Peter M. Bristow	378,368	(3)	3.44%	116,756	(3)	11.62%	8.29%
Hope H. Bryant	432,723	(4)	3.93%	171,723	(4)	17.08%	11.74%
H. Lee Durham, Jr.	450		*	100		0.01%	0.01%
Daniel L. Heavner	435		*	-0-		—	*
Frank B. Holding, Jr.	1,136,379	(5)	10.33%	196,131	(6)	19.51%	15.78%
Robert R. Hoppe	137		*	-0-		—	*
Lucius S. Jones	1,000		0.01%	-0-		—	*
Floyd L. Keels	112		*	-0-		—	*
Robert E. Mason IV	350		*	200		0.02%	0.01%
Robert T. Newcomb	750		0.01%	-0-		—	*
Craig L. Nix	-0-		—	-0-		—	—
James M. Parker	200		*	-0-		—	*
Edward L. Willingham IV	40	(6)	*	-0-		—	*
All current directors and executive officers as a group (24 persons)	1,906,263	(7)	17.32%	453,178	(9)	45.08%	33.80%

(1)	“Percentage of class” reflects each individual’s and the group’s listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of total votes” reflects the aggregate votes represented by each individual’s and the group’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities. An asterisk indicates less than .01%.

(2)	Includes an aggregate of 14,967 shares of Class A Common and 4,925 shares of Class B Common held by various entities and as to which shares Mr. Bell may be considered to exercise shared voting and investment power. Mr. Bell disclaims beneficial ownership of 884 of the listed shares of Class A Common which are held by a family trust.
(3)	Mr. Bristow’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(4)	Mrs. Bryant’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(5)	Mr. Holding’s beneficial ownership is described in the table and footnotes below under the caption “Principal Shareholders.”
(6)	Includes 10 shares of Class A Common as to which Mr. Willingham may be considered to exercise shared voting and investment power. Mr. Willingham disclaims beneficial ownership of 10 of the listed shares of Class A Common which are held by his spouse.
(7)	In the aggregate, individuals included in the group may be considered to exercise shared voting and investment power as to 388,020 shares of Class A Common and 173,671 shares of Class B Common. As described in the table and footnotes below under the caption “Principal Shareholders,” certain shares are included in the numbers of shares listed in the table above for each of Mrs. Bryant and Mr. Holding, but they are included only once in the total shares listed for the group.

Hedging and Pledging Policies

During 2014, our Board of Directors, upon the recommendation of our Audit Committee, adopted policies regarding the hedging and pledging of our common stock by our directors and executive officers.

Hedging Policy. The hedging policy adopted by the Board prohibits our directors and executive officers from hedging any shares of our common stock. For purposes of the prohibition, a “hedge” means any financial instrument, derivative transaction or trading strategy designed to hedge or offset any decrease in the market value of our stock, such as a covered call, collar, prepaid variable forward sale contract, equity swap, exchange fund or similar transaction.

Pledging Policy. The pledging policy adopted by the Board prohibits any director or executive officer from pledging as collateral for a loan any shares of our common stock that he or she directly or indirectly owns and controls. Pledges that existed on the date the policy was adopted are “grandfathered” and those shares may continue to be pledged pursuant to those pledge arrangements.

Our Audit Committee may grant an exception to the pledging policy if a director or executive officer who desires to pledge shares of our common stock demonstrates to the Committee’s satisfaction that he or she has the financial capacity to repay the loan without liquidation of the pledged stock. In its decision, the Audit Committee also will consider other relevant factors, such as:

●	the total amount of pledged shares outstanding at any time in relation to the total number of outstanding shares of our common stock and the market value and trading volume of our common stock; and
●	the terms of the proposed pledge arrangement, including the loan-to-value ratio, the nature of any other collateral that would secure the loan, and the borrower’s ability to substitute collateral.

We currently have no equity-based compensation plans or arrangements under which directors or executive officers may receive compensation in the form of shares of our common stock. However, if we were to adopt any such plans or arrangements in the future, no exception could be issued for a pledge of shares granted to a director or executive officer as compensation.

The Audit Committee engaged independent outside legal counsel to assist it in connection with the creation of the policies. In forming its recommendation to the Board, the Audit Committee reviewed the grandfathered pledge arrangements, including those of Frank B. Holding, Jr. and Hope H. Bryant, and considered the ownership structure of our company, including the fact that members of the Holding family own shares which, in the aggregate, amount to more than 50% of the outstanding voting power of our stock. As a result of our ownership structure, FCB is the largest family-controlled bank in the United States. As described in this proxy statement under the headings “CORPORATE GOVERNANCE” and “COMMITTEES OF OUR BOARDS,” despite our ownership structure we adhere to the governance requirements under Nasdaq rules for non-controlled companies, including having a board consisting of a majority of independent directors, independent compensation and nominating committees, and approval of all related person transactions by our Audit Committee which consists solely of independent directors. In connection with the adoption of the policy, we solicited the views of certain of our institutional shareholders. Based on those discussions, we believe our shareholders understand our family-controlled ownership structure and are not concerned about pledging by our directors or executive officers, or specifically by members of the Holding family.

We do not provide any equity-based compensation to our directors and executive officers. As a result, our directors and executive officers, other than Mr. Holding, Mrs. Bryant and Mr. Bristow, do not own significant amounts of our common stock. We believe that our shareholders appreciate and support our perspective on equity compensation. Our Corporate Governance Guidelines provide that our directors are encouraged to own an amount of our stock that is significant in relation to their individual financial means. However, because we do not provide equity-based compensation, we do not maintain formal stock ownership guidelines (although our Bylaws do require that directors hold a minimum of 100 shares of our common stock).

Based on its reviews and the considerations described above, the Audit Committee believes our pledging policy strikes an appropriate balance, respecting our ownership structure while mitigating any real or perceived risks associated with pledging by directors and executive officers, including those who are members of the Holding family.

The following table lists the numbers of shares of our Class A Common and Class B Common owned by Frank B. Holding, Jr., Hope H. Bryant and Peter M. Bristow and/or their spouses and children that were subject to outstanding pledge arrangements on the record date for the 2016 Annual Meeting. Their respective numbers of pledged shares have not increased or decreased since the record date for the 2015 Annual Meeting. To our knowledge, none of our other directors or executive officers have pledged any of their shares of our Class A Common or Class B Common.

Name of Beneficial Owner	Number of Class A Common shares pledged as of 02/29/2016		Number of Class B Common shares pledged as of 02/29/2016
Frank B. Holding, Jr.	171,548	(1)	105,961	(1)
Hope H. Bryant	134,362	(1)	16,447	(1)
Peter M. Bristow	30,000	(2)	-0-

(1)	Numbers of shares listed in the table as pledged by Mr. Holding and Mrs. Bryant as of the Record Date are the same as their numbers as of the record date for our 2015 Annual Meeting, but they have increased as compared to their numbers when our pledging policy was adopted in 2014. However, their numbers of pledged shares as percentages of the total numbers of shares they beneficially own have actually decreased since 2014. The increases in their numbers since 2014 resulted from the conversion of previously pledged shares of Bancorporation’s common stock into our Class A Common in connection with the Merger and not from any new pledge arrangements. These pre-existing pledges of Bancorporation shares were not subject to our pledging policy because they were shares of another company. Our Audit Committee has reviewed these pledging arrangements and concluded that, as the pledges of Bancorporation stock existed before our Board of Directors adopted our pledging policy, and as the increased numbers did not result from any additional pledges by Mr. Holding or Mrs. Bryant, the increase in numbers of shares resulting from the Merger did not require the Committee’s approval. The Committee concluded that these pre-existing pledges of Bancorporation stock were within the intent of the “grandfathered pledge” exception to the policy for pledges in existence at the time the policy was adopted and, therefore, are not prohibited by the policy, and that the increased numbers of pledged shares by Mr. Holding and Mrs. Bryant do not pose any additional risk to us, recognizing that the current numbers represent decreases in the percentages of their respective beneficially owned shares that are pledged.
(2)	Mr. Bristow served as Executive Vice President and Chief Operating Officer of Bancorporation and President and Chief Operating Officer of FCB-SC, and he became our director and President as a result of the Merger on October 1, 2014. The pledged shares listed for him (which are owned by his spouse) were pledged before he became our director and officer and became subject to our pledging policy when he took office following the Merger. The Audit Committee reviewed this pre-existing pledge arrangement and concluded that it does not pose any risk to us and is within the intent of the “grandfathered pledge” exception to the policy for pledges in existence at the time the policy was adopted and, therefore, is not prohibited by the policy.

In addition to the shares listed in the table, an aggregate of 520,000 shares of Class A Common held by a trust in which Mr. Holding is a co-trustee for a family member also are pledged to secure loans to that trust. Although those shares may be considered to be beneficially owned by Mr. Holding due to his position as co-trustee, he does not have an economic interest in the shares and pledges by the trust were not made for Mr. Holding’s benefit. Based on the advice of independent legal counsel, the Audit Committee has concluded that pledges by the trust are not subject to the pledging policy.

Principal Shareholders

The following table lists persons who we believe owned, beneficially or of record, 5% or more of our Class A Common or Class B Common on the Record Date for the Annual Meeting. Similar to the director and executive officer table above, we consider a person to “beneficially own” shares held in the person’s name, or in the name of any other shareholder, if the person either directly, or indirectly through some agreement, arrangement, understanding or relationship, has or shares the right to vote or dispose of the shares, or to direct the voting or disposition of the shares. As a result, the same shares may be “beneficially owned” by more than one person. As described in footnotes to the table, portions of the shares listed as beneficially owned by certain of the individuals in the table also are listed as beneficially owned by other individuals named in the table.

	Beneficial Ownership
	Class A Common		Class B Common
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class (1)	Number of Shares	Percentage of Class (1)	Percentage of Total Votes (1)
Carson H. Brice P.O. Box 1417 Smithfield, NC 27577	275,600(2)	2.50%	117,416(2)	11.68%	7.95%

Claire H. Bristow P. O. Box 1417 Smithfield, NC 27577	378,368(3)	3.44%	116,756(3)	11.62%	8.29%

Peter M. Bristow 4300 Six Forks Road Raleigh, NC 27609	378,368(4)	3.44%	116,756(4)	11.62%	8.29%

Hope H. Bryant 4300 Six Forks Road Raleigh, NC 27609	432,723(5)	3.93%	171,723(5)	17.08%	11.74%

Frank B. Holding 409 East Market Street Smithfield, NC 27577	1,443,049(6)	13.11%	981(6)	0.10%	5.39%

Ella Ann L. Holding 409 East Market Street Smithfield, NC 27577	757,886(7)	6.89%	981(7)	0.10%	2.86%

Frank B. Holding, Jr. 4300 Six Forks Road Raleigh, NC 27609	1,136,379(8)	10.33%	196,131(8)	19.51%	15.78%

Olivia B. Holding P. O. Box 1352 Smithfield, NC 27577	1,245,512(9)	11.32%	165,173(9)	16.43%	14.35%

FMR LLC 225 Summer Street Boston, MA 02210	1,615,203(10)	14.68%	—	—	0.45	%(10)

(1)	“Percentage of Class” reflects each individual’s listed shares as a percentage of the total number of outstanding shares of that class of stock. “Percentage of Total Votes” reflects the aggregate votes represented by each individual’s listed shares of both classes as a percentage of the aggregate votes represented by all outstanding shares of our voting securities.
(2)	Mrs. Brice may be considered to exercise shared voting and investment power with respect to 125 of the listed shares of Class A Common and 563 of the listed shares of Class B Common which are held by her spouse. She disclaims beneficial ownership of an aggregate of 49,686 shares of Class A Common and 1,719 shares of Class B Common held by a family member as trustee in irrevocable trusts for the benefit of her children; an aggregate of 64,204 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations of which she serves as a director; and an aggregate of 590,189 shares of Class A Common and 26,074 shares of Class B Common held by certain corporations of which Mrs. Brice and/or her spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.
(3)

Mrs. Bristow may be considered to exercise shared voting and investment power with respect to 111,984 of the listed shares of Class A Common and 32,311 of the listed shares of Class B Common which are held by her spouse, Peter M. Bristow, individually, or for family members or other persons, or by entities that he may be deemed to control. All listed shares also are listed as beneficially owned by her spouse. Mrs. Bristow disclaims beneficial ownership of 3,231 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation of which she serves as a director, and an aggregate of 517,389 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mrs. Bristow and/or her spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.
(4)	Mr. Bristow may be considered to exercise shared voting and investment power with respect to 266,384 of the listed shares of Class A Common and 84,445 of the listed shares of Class B Common held by or for his spouse, Claire H. Bristow. All listed shares also are listed as beneficially owned by his spouse. Mr. Bristow disclaims beneficial ownership of an aggregate of 3,231 shares of Class A Common and 200 shares of Class B Common held by a charitable foundation of which his spouse serves as a director, and an aggregate of 517,389 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mr. Bristow and/or his spouse are shareholders but of which neither of them serves as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.
(5)	Mrs. Bryant may be considered to exercise shared voting and investment power with respect to 77,801 of the listed shares of Class A Common and 49,530 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control. The listed shares include an aggregate of 64,204 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Ms. O. Holding and Mr. F. Holding, Jr., and an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Ms. O. Holding. Mrs. Bryant disclaims beneficial ownership of an aggregate of 10,444 shares of Class A Common and 746 shares of Class B Common held by a third party as custodian for her children, and an aggregate of 329,563 shares of Class A Common and 22,619 shares of Class B Common held by two corporations of which Mrs. Bryant is a shareholder and a director, and 174,469 shares of Class A Common and 1,900 shares of Class B Common held by a corporation of which Mr. Bryant is a shareholder but does not serve as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.
(6)	Mr. F. Holding may be considered to exercise shared voting and investment power with respect to 1,443,049 of the listed shares of Class A Common and 981 shares of the listed shares of Class B Common which are held by his spouse and a revocable trust. The listed shares include an aggregate of 757,886 shares of Class A Common and 981 shares of Class B Common which also are listed as beneficially owned by his spouse, Mrs. E. Holding, and 685,163 shares of Class A Common held by a revocable trust which also are listed as beneficially owned by Ms. O. Holding and Mr. F. Holding, Jr. Mr. Holding disclaims beneficial ownership of shares listed in the table above as held by or for Mr. Holding’s adult children and their spouses and children, and an aggregate of 584,268 shares of Class A Common and 64,955 shares of Class B Common held by two charitable foundations, and by certain companies of which Mr. Holding and/or his spouse have equity interests, but of which neither he nor his spouse serves as a director of officer. Those disclaimed shares are not included in the shares listed for him in the table.
(7)	All listed shares also are listed as beneficially owned by her spouse, Mr. F. Holding. Mrs. E. Holding disclaims beneficial ownership of shares listed in the table above which are held by or for Mrs. Holding’s spouse and their adult children and their spouses and children, and an aggregate of 584,268 shares of Class A Common and 64,955 shares of Class B Common held by two charitable foundations, and by certain companies of which Mrs. Holding and/or her spouse have equity interests, but of which neither she nor her spouse serves as a director of officer. Those disclaimed shares are not included in the shares listed for her in the table.
(8)	Mr. F. Holding, Jr. may be considered to exercise shared voting and investment power with respect to 777,518 of the listed shares of Class A Common and 71,091 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that he may be deemed to control. The listed shares include an aggregate of 64,204 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Mrs. Bryant and Ms. O. Holding, and 685,163 shares of Class A Common held by a revocable trust which also are listed as beneficially owned by Ms. O. Holding and Mr. F. Holding. Mr. F. Holding, Jr. disclaims beneficial ownership of an aggregate of 16,185 shares of Class A Common and 10,470 shares of Class B Common held by trustees of irrevocable trusts for the benefit of his children, and an aggregate of 517,389 shares of Class A Common and 26,074 shares of Class B Common held by certain other corporations of which Mr. Holding and/or his spouse are shareholders but of which neither he nor his spouse serve as a director or officer. Those disclaimed shares are not included in the shares listed for him in the table.
(9)	Ms. O. Holding may be considered to exercise shared voting and investment power with respect to 762,724 of the listed shares of Class A Common and 38,280 of the listed shares of Class B Common which are held jointly, by family members or other persons, or by corporations or other entities that she may be deemed to control. The listed shares include 64,204 shares of Class A Common and 36,725 shares of Class B Common held by two charitable foundations which also are listed as beneficially owned by Mr. F. Holding, Jr. and Mrs. Bryant, an aggregate of 13,357 shares of Class A Common and 1,555 shares of Class B Common held by two business entities which also are listed as beneficially owned by Mrs. Bryant, and 685,163 shares of Class A Common held by a revocable trust which also are listed as beneficially owned by Mr. F. Holding and Mr. F. Holding, Jr. Ms. Holding disclaims beneficial ownership of an aggregate of 229,563 shares of Class A Common and 22,619 shares of Class B Common held by a corporation of which she is a shareholder and director, and an aggregate of 274,469 shares of Class A Common and 1,900 shares of Class B Common held by certain corporations of which Ms. Holding is a shareholder but does not serve as a director or officer. Those disclaimed shares are not included in the shares listed for her in the table.
(10)	FMR LLC’s Schedule 13G filed with the SEC, as amended, indicates that (a) the listed shares are held by various investment companies registered under the Investment Company Act of 1940 (including FMR Co., Inc. which itself beneficially owns more than 5% of the outstanding shares of Class A Common) for which FMR LLC’s wholly-owned subsidiary, Fidelity Management & Research Company (“FMRC”), acts as investment advisor, (b) FMR LLC may be deemed to have sole voting power with respect to 120,710 of the shares, and the company and its Vice Chairman and Chief Executive Officer may be deemed to have sole investment power with respect to all of the listed shares, and (c) while FMRC carries out the voting of all shares held by the various investment companies it advises, the power to vote those shares resides with those companies’ boards of trustees and FMRC carries out the voting of the shares under written guidelines established by those boards. The percentage of total votes is based on only the shares over which FMR LLC’s Schedule 13G indicates that it has voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors, executive officers and principal shareholders are required by federal law to file reports with the Securities and Exchange Commission regarding the amounts of and changes in their beneficial ownership of our Class A Common and Class B Common. Based on our review of copies of those reports, our proxy statements are required to disclose failures to report shares beneficially owned or changes in beneficial ownership, and failures to timely file required reports, during previous years. We are currently not aware of any required reports which were not filed, or which were filed late, during 2015.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) enacted during July 2010, and rules adopted by the Securities and Exchange Commission under the Act, at least once every three years we are required to give our shareholders an opportunity to vote, on a non-binding advisory basis, on a proposal (a “say-on-pay” proposal) to approve the compensation of our NEOs whose compensation we are required by the SEC’s rules to disclose in our Annual Meeting proxy statements. At each of our Annual Meetings since 2011, our shareholders overwhelmingly approved say-on-pay proposals voted on at those meetings, with over 98% of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at each meeting being cast for approval.

Another say-on-pay proposal will be submitted for voting by our shareholders at the 2016 Annual Meeting. At our 2011 Annual Meeting, our shareholders considered a “say-on-frequency” proposal in which they could indicate whether they preferred that we hold future say-on-pay votes every year, once every two years, or once every three years. The majority of votes cast by shareholders favored a say-on-pay vote once every three years. However, following that meeting, our analysis of the voting indicated that a number of shareholders appeared to prefer that a vote be held every year. As a result, our Board of Directors concluded that it would conduct a say-on-pay vote each year until the next required say-on-frequency vote by our shareholders or until the Board determines that a different frequency is appropriate. Another say-on-frequency proposal will be voted on at the 2017 Annual Meeting.

The following resolution will be voted on at the Annual Meeting:

“RESOLVED, that the shareholders of First Citizens BancShares, Inc. (“BancShares”) hereby approve, on a non-binding advisory basis, the compensation paid or provided to BancShares’ named executive officers, as such compensation has been disclosed in BancShares’ proxy statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including BancShares’ Compensation Discussion and Analysis, compensation tables, and the narrative discussion contained in the proxy statement.”

The vote on the resolution is not intended to address any specific element of executive compensation. Rather, the vote will relate generally to the compensation described in this proxy statement that we paid or provided for 2015 to our NEOs listed in the Summary Compensation Table above under the heading “EXECUTIVE COMPENSATION.” Under the Act and the SEC’s rules, the vote will be advisory in nature and will not be binding on our Board of Directors or Compensation, Nominations and Governance Committee, and it will not overrule or affect any previous action or decision by the Board or the Committee or any compensation previously paid or awarded. Neither will it obligate the Board or Committee to any particular course of future action, nor create or imply any additional duty on the part of the Board or Committee. However, our Board and the Committee will consider the voting results on the resolution and will evaluate whether any actions are necessary to address any shareholder concerns.

Our executive compensation philosophy and components are described in more detail in this proxy statement under the headings “COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION.” As discussed in those sections, our Board and Compensation, Nominations and Governance Committee attempt to align our executive officers’ compensation with our long-term business philosophy and to achieve our objectives of:

●	rewarding year-over-year performance and long-term loyalty;
●	balancing business risk with sound financial policy and shareholder value, and aligning the interests of our executive officers with those of our shareholders;

●	enabling FCB to attract and retain qualified executive officers; and
●	providing compensation to our executive officers that is competitive with comparable financial services companies.

Consistent with that philosophy, our current executive compensation program is primarily composed of the following elements:

●	competitive base salaries;
●	performance-based long-term incentive awards payable in cash which may be earned based on the extent of growth in the tangible book value per share of our common stock plus cumulative dividends paid on the stock during stated performance periods;
●	discretionary bonuses paid in cash to selected officers from time to time based on various special factors, including individual performance and internal pay equity among executive officers;
●	retirement benefits in the form of defined benefit pension plans (for officers hired on or before specified dates during 2007), and matching contributions to Section 401(k) defined contribution plans;
●	individual non-qualified separation from service agreements with certain of our executive officers; and
●	limited personal benefits (or “perquisites”) for certain of our executive officers.

We do not provide any equity-based compensation (such as stock options or stock awards), or any arrangements under which compensation would be paid, or the vesting of any benefits would be accelerated, as a result of a change in control of our company or FCB.

We are committed to maintaining a strong executive compensation governance framework with continuing monitoring, oversight and mitigation of compensation risks, and a compensation program that is both fair and effective for both our executives and our shareholders alike. We believe recent actions taken by the Committee and our Board, including the introduction of variable incentive compensation for certain executive officers, have enhanced our pay and performance alignment.

Our Board of Directors believes that our executive compensation policies and practices are aligned with our shareholders’ long-term interests, and it unanimously recommends that you vote “FOR” Proposal 2.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 3.

Appointment of Independent Accountants

Our Audit Committee has selected our current independent accounting firm, Dixon Hughes Goodman LLP, to serve as our independent accountants for 2016. The Committee’s charter gives it the responsibility and authority to select and appoint our independent accountants and to approve their fees and the terms of the engagement under which they provide services to us.

The Audit Committee continuously reviews our independent accountants’ performance and independence. In connection with the Committee’s selection of Dixon Hughes Goodman as our independent accountants for 2016, the Committee considered and discussed, among other factors:

●	the quality of Dixon Hughes Goodman’s service during 2015 and since its initial engagement;
●	recent reports of the Public Company Accounting Oversight Board’s inspections of Dixon Hughes Goodman;
●	Dixon Hughes Goodman’s tenure as our independent accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;
●	the Committee’s perception of and Dixon Hughes Goodman’s statements regarding the firm’s independence;

●	Dixon Hughes Goodman’s expertise in the banking industry and the Committee’s perception of its capability in handling issues related specifically to financial institutions;
●	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team; and
●	the appropriateness of Dixon Hughes Goodman’s fees.

Dixon Hughes Goodman’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Committee’s selection of our independent accountants each year, the Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Committee with the partner, and seeks and considers the views of our executive management. The Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Dixon Hughes Goodman is independent and that it is in our and our shareholders’ best interests to retain Dixon Hughes Goodman as our independent accountants for 2016. Dixon Hughes Goodman has served as our independent accountants since 2004. Representatives of Dixon Hughes Goodman are expected to attend the Annual Meeting and be available to answer appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

Our shareholders are not required by our Bylaws or the law to ratify the Committee’s selection. However, we will submit a proposal for shareholders to ratify the appointment of Dixon Hughes Goodman at the Annual Meeting to allow shareholders to be heard in that selection process. The outcome of voting on the proposal will not be binding on the Committee. If our shareholders do not ratify the Committee’s selection, the Committee will reconsider its decision, but it could choose to reaffirm its appointment of Dixon Hughes Goodman. If our shareholders ratify the Committee’s selection, the Committee could, in its discretion, appoint different independent accountants during the year if it determines that such a change would be in our best interests.

Services and Fees During 2015 and 2014

Except as described below, our Audit Committee pre-approves all audit services and other services provided by our accountants. Since it is difficult to determine the exact nature and extent of the tax services or advice we will need during the coming year, the Committee authorizes our management to obtain non-routine tax services from our accountants during the year up to a prescribed cumulative amount of fees set by the Committee. Requests for advice in excess of the pre-approved amount require further Committee approval. While the entire Audit Committee generally participates in the pre-approval of services, the Committee delegates authority to its Chairman to approve requests for non-audit services beyond the pre-approved limits. Any such approval by the Chairman is communicated to the full Committee at its next regularly scheduled meeting.

As our independent accountants for 2015 and 2014, Dixon Hughes Goodman provided us with various audit and other services for which we and FCB were billed or expect to be billed for fees as described below. Our Audit Committee has considered whether the provision of non-audit services by our independent accounting firm during 2015 was compatible with maintaining its independence, and it believes that the provision of non-audit services by Dixon Hughes Goodman during 2015 did not affect its independence.

The following table lists the aggregate amounts of fees paid to Dixon Hughes Goodman for audit services for 2015 and 2014 and for other services they provided during 2015 and 2014.

Type of Fees and Description of Services	2015	2014
Audit Fees, including, for both years, audits of our consolidated financial statements and related attestations, reviews of our condensed interim consolidated financial statements, audits of our broker-dealer subsidiaries’ financial statements, and acquisition accounting audit procedures in connection with mergers; and, for 2014 only, statutory audits of FCB-SC’s subsidiaries, and consent procedures related to our registration statement filed with the SEC	$1,168,000	$1,228,000

Audit-Related Fees, including, during both years, audits of FCB’s common trust funds and employee benefit plans, agreed upon procedures reports required by contracts, service organization reports on internal controls, and other attest reports	261,000	460,000

Tax Fees, including, during both years, reviews of our consolidated federal and related state income tax returns, acquisition-related tax services and advice in connection with mergers, and other non-routine tax consultations; and, for 2015 only, preparation assistance for tax returns	187,000	178,000

All Other Fees	-0-	-0-

Our Board of Directors unanimously recommends that you vote “For” Proposal 3.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal.

PROPOSAL 4: SHAREHOLDER PROPOSAL REGARDING VOTING RIGHTS

Our Board of Directors unanimously recommends that you vote “AGAINST” Proposal 4.

One of our shareholders, Gerald R. Armstrong, who indicates that he owns 25 shares of our Class A Common and 150 shares of our Class B Common, and whose address and telephone number are 621 Seventeenth Street, Suite 2000, Denver, Colorado 80293-2001, (303) 355-1199, has notified us that he intends to present the proposed resolution printed below for a vote at the Annual Meeting. As provided in rules of the Securities and Exchange Commission pertaining to shareholder proposals, in order to be voted on, Mr. Armstrong’s proposal must be presented at the Annual Meeting by him or his qualified representative.

Mr. Armstrong’s proposed resolution and his supporting statement are printed in the box on the following page exactly as contained in his notice to us. We take no responsibility for the contents of the resolution or his supporting statement.

RESOLUTION

That the shareholders of First Citizens BancShares, Inc. request its Board of Directors to take steps to adopt a plan for all of our First Citizens BancShares, Inc. shares to have one vote per share.

This would include all practicable steps including encouragement and negotiation with “Holding Family” shareholders to request that they relinquish, for the common good of all shareholders, any pre-existing rights, specifically, to eliminate their “super-voting” power of sixteen votes per share.

(This proposal is not intended to unnecessarily limit our Board’s judgment in creating the requested change in accordance with applicable laws and contracts.)

STATEMENT

In the current equity structure of First Citizens BancShares, Inc., there are 11,005,220 shares of Class A stock and 1,005,185 shares of Class B Stock.

The Class B shares are closely-held by the “Holding Family” and have 16 votes per share for a total of 16,082,960 votes compared to 11,005,220 Class A shares which have only one vote per share.

The proponent believes that despite this imbalance of voting power, this proposal received 4,585,555 votes in last year’s annual meeting, which is significant and had the Class B shares had just one vote per share, the proposal would likely have received a majority of the votes cast. ·

He has been a shareholder for several years and it is his observation that there could be an absence of accountability and reasonable performance in the top management of First Citizens – members of the “Holding Family.” Its dividend at the time this proposal was submitted was a paltry .468%. The dividend has not been increased since March of 2009!

The dangers of giving disproportionate power to insiders are illustrated by Adelphia Communications where its dual-class voting stock gave the Rigas family control and contributed to Adelphia’s participation in “one of the most extensive financial frauds ever to take place at a public company.” (Securities and Exchange Commission Litigation Release No. 17627.)

With shares having 16-times more voting power, First Citizens has taken our public shareholders’ money but does not let us have an equal voice in our company’s management which can be beneficial in making management accountable.

The proponent, as the owner of 150 shares of Class B stock, is willing to join the other owners of Class B stock in changing the votes of it to one vote per share

For fairness to all, please vote “FOR” this proposal.

Our Board’s Statement in Opposition to Proposal 4

Our Board of Directors unanimously opposes the shareholder proposal set out above. It believes our current dual-class capital structure, which has existed for almost 30 years, promotes stability and continuity in the leadership and management of our company and allows us to focus on long-term objectives. While the boards and managements of other companies can be influenced by market pressures and become focused on short-term value and performance, our Board is committed to our long-term success. A substantial majority of the members of our Board are independent and all of our directors act in accordance with their fiduciary duties and the best interests of all of our shareholders. Our Board believes our dual-class structure is beneficial to shareholders as it reduces the risk of disruption in the continuity of our operational policies and long-range goals, permits our management to pursue strategies that it believes will enhance long-term shareholder value, and has contributed to our success over the years and, more recently, to our stability relative to many other financial institutions during adverse economic conditions in our industry during the financial crisis and over the last several years.

Our Board of Directors unanimously recommends that you vote “Against” Proposal 4.

To be approved, a majority of the votes entitled to be cast on the proposal with respect to shares present in person or represented by proxy at the Annual Meeting must be cast in favor of the proposal.

PROPOSALS FOR 2017 ANNUAL MEETING

Any proposal of a shareholder, other than a nomination for election as a director, that is intended to be presented for action at our 2017 Annual Meeting must be received by our Corporate Secretary in writing at our address listed below no later than November 14, 2016, to be considered timely received for inclusion in the proxy statement and proxy card that we will distribute in connection with that meeting. In order to be included in our proxy materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our stock entitled to be voted on that proposal at the meeting and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the shareholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the Securities and Exchange Commission.

Written notice of a shareholder proposal (other than a nomination) intended to be presented at our 2017 Annual Meeting but which is not intended to be included in our proxy statement and proxy card, or of a shareholder’s intent to nominate a person for election as a director at our 2017 Annual Meeting, must be received by our Corporate Secretary at our address listed below no earlier than December 14, 2016, and no later than January 28, 2017, in order for that proposal or nomination to be brought before that Annual Meeting. The same notice requirements apply in the case of a shareholder proposal other than a nomination in order for that proposal to be considered timely received for purposes of the Proxies’ discretionary authority to vote on other matters presented for action by shareholders at our 2017 Annual Meeting. However, if, after the January 28, 2017 deadline for notice of a proposed nomination, our Board of Directors increases the number of our directors, thereby creating an unfilled vacancy that will be filled at our 2017 Annual Meeting, and if there is no public announcement naming the nominee to fill the vacancy at least 100 days prior to the first anniversary of our 2016 Annual Meeting, then a shareholder’s written notice of a nomination to fill the vacancy will be treated as timely if it is received by us not later than the close of business on the tenth day following the day on which such a public announcement actually is made. To be effective, notices of shareholder proposals or nominations are required to contain certain information specified in our Bylaws. Shareholder proposals or nominations not made as provided in our Bylaws will not be considered at Annual Meetings.

The notices described above should be mailed to:

First Citizens BancShares, Inc.

Attention: Corporate Secretary

Post Office Box 27131 (Mail Code FCC22)

Raleigh, North Carolina 27611-7131

ANNUAL REPORT ON FORM 10-K

We are subject to the reporting requirements of the Securities Exchange Act of 1934, and we file periodic reports and other information, including proxy statements, annual reports, quarterly reports and current reports, with the Securities and Exchange Commission. FCB’s Internet website (www.firstcitizens.com/about/who-we-are/profile) contains a link to the Commission’s website (www.sec.gov) where you may review and print copies of information that we file electronically.

A copy of our 2015 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is being mailed to our shareholders with this proxy statement, and a copy is posted with this proxy statement at www.proxyvote.com. An additional copy will be provided without charge to any shareholder upon written request directed to our Corporate Secretary, Kathy A. Klotzberger, at the above address.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

E01562-P71770

FIRST CITIZENS BANCSHARES, INC.

Annual Meeting of Stockholders

April 26, 2016 - 9:00 a.m.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding Jr., and Lucius S. Jones (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class A Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on February 29, 2016, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 9:00 a.m. EDT on Tuesday, April 26, 2016, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of the election of each nominee named in Proposal 1, “FOR” in the case of Proposals 2 and 3, and “AGAINST” in the case of Proposal 4. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., or BancShares’ Corporate Secretary, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

FIRST CITIZENS BANCSHARES, INC.

ATTN: CORPORATE SECRETARY

4300 SIX FORKS ROAD (FCC22)

RALEIGH, NC 27609

VOTING CLASS A COMMON STOCK BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that the shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways.

To Vote by Mail

Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11707. A postage-prepaid envelope has been provided for your convenience.

To Vote by Telephone

Call 1-800-690-6903 on any touch-tone telephone.

To Vote by Internet

Go to the Internet website www.proxyvote.com.

In voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions.

If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 25, 2016, which is the day before the Annual Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01561-P71770	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
BancShares’ Board of Directors recommends that stockholders vote FOR each of the 13 nominees named below.
1.	Election of 13 directors for one-year terms.		☐	☐	☐
Nominees:
	01) John M. Alexander, Jr. 02) Victor E. Bell III 03) Peter M. Bristow 04) Hope H. Bryant	05) H. Lee Durham, Jr. 06) Daniel L. Heavner 07) Frank B. Holding, Jr. 08) Robert R. Hoppe		09) Lucius S. Jones 10) Floyd L. Keels 11) Robert E. Mason IV 12) Robert T. Newcomb 13) James M. Parker

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.							For	Against	Abstain
2.	Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the Annual Meeting.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3.							For	Against	Abstain
3.	Proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent accountants for 2016.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote AGAINST Proposal 4.							For	Against	Abstain
4.	Proposal submitted by a stockholder regarding the voting rights of a class of BancShares’ stock.						☐	☐	☐

5.	On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

E01564-P71770

FIRST CITIZENS BANCSHARES, INC.

Annual Meeting of Stockholders

April 26, 2016 - 9:00 a.m.

APPOINTMENT OF PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Hope H. Bryant, H. Lee Durham, Jr., Frank B. Holding, Jr., and Lucius S. Jones (the “Proxies”), or any substitute appointed by them, as the undersigned’s attorneys and proxies, and authorizes any one or more of them to represent and vote, as directed on the reverse side of this proxy card, all of the outstanding shares of the Class B Common Stock of First Citizens BancShares, Inc. (“BancShares”) held of record by the undersigned on February 29, 2016, at the Annual Meeting of BancShares’ Stockholders (the “Annual Meeting”) to be held at the First Citizens Center located at 4300 Six Forks Road, Raleigh, North Carolina at 9:00 a.m. EDT on Tuesday, April 26, 2016, and at any postponements or adjournments of the Annual Meeting.

I (We) direct that the shares represented by this appointment of proxy be voted as directed on the reverse side. If no voting directions are given on a matter, the Proxies may vote those shares “FOR” in the case of the election of each nominee named in Proposal 1, “FOR” in the case of Proposals 2 and 3, and “AGAINST” in the case of Proposal 4. If, before the Annual Meeting, any nominee listed in Proposal 1 becomes unable or unwilling to serve as a director for any reason, the Proxies are authorized to vote for a substitute nominee named by the Board of Directors. This appointment of proxy may be revoked by the undersigned at any time before the voting takes place at the Annual Meeting by filing with BancShares’ proxy tabulator, Broadridge Corporate Issuer Solutions, Inc., or BancShares’ Corporate Secretary, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and voting in person.

FIRST CITIZENS BANCSHARES, INC.

ATTN: CORPORATE SECRETARY

4300 SIX FORKS ROAD (FCC22)

RALEIGH, NC 27609

VOTING CLASS B COMMON STOCK BY PROXY

Read our proxy statement before you vote by proxy. Then, to ensure that the shares are represented at the Annual Meeting, we ask that you appoint the Proxies to vote the shares for you in one of the following ways.

To Vote by Mail

Mark, date and sign this proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11707. A postage-prepaid envelope has been provided for your convenience.

To Vote by Telephone

Call 1-800-690-6903 on any touch-tone telephone.

To Vote by Internet

Go to the Internet website www.proxyvote.com.

In voting by telephone or Internet, have your proxy card in hand when you call or access the website. When you are prompted for the “control number,” enter the 16-digit number printed in the box below and then follow the instructions provided to appoint the Proxies and give your voting instructions.

If you vote by telephone or Internet, you need not sign and return a proxy card. You will be appointing the Proxies to vote the shares for you on the same terms and with the same authority as if you marked, signed and returned a proxy card.

You may appoint the Proxies by telephone or Internet only until 11:59 p.m. EDT on April 25, 2016, which is the day before the Annual Meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E01563-P71770	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIRST CITIZENS BANCSHARES, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
BancShares’ Board of Directors recommends that stockholders vote FOR each of the 13 nominees named below.
1.	Election of 13 directors for one-year terms.		☐	☐	☐
Nominees:
	01) John M. Alexander, Jr. 02) Victor E. Bell III 03) Peter M. Bristow 04) Hope H. Bryant	05) H. Lee Durham, Jr. 06) Daniel L. Heavner 07) Frank B. Holding, Jr. 08) Robert R. Hoppe		09) Lucius S. Jones 10) Floyd L. Keels 11) Robert E. Mason IV 12) Robert T. Newcomb 13) James M. Parker

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 2.							For	Against	Abstain
2.	Non-binding advisory resolution (“say-on-pay” resolution) to approve compensation paid or provided to BancShares’ executive officers as disclosed in the proxy statement for the Annual Meeting.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote FOR Proposal 3.							For	Against	Abstain
3.	Proposal to ratify the appointment of Dixon Hughes Goodman LLP as BancShares’ independent accountants for 2016.						☐	☐	☐

BancShares’ Board of Directors recommends that stockholders vote AGAINST Proposal 4.							For	Against	Abstain
4.	Proposal submitted by a stockholder regarding the voting rights of a class of BancShares’ stock.						☐	☐	☐

5.	On any other matters properly presented for action by stockholders at the Annual Meeting, and on matters incident to the conduct of the meeting, including motions to adjourn, the Proxies are authorized to vote the shares represented by this appointment of proxy according to their best judgment.

Instruction: Please sign exactly as your preprinted name(s) appear(s) above. All holders of shares must sign. Joint owners should both sign personally. When signing as attorney, administrator or other fiduciary, please indicate the capacity in which you are signing. In the case of a corporation or partnership or other entity, please sign in the full corporate, partnership or entity name by an authorized officer or other representative.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date